                                                                   Exhibit 10.18

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                             VIRTUSA INDIA PVT LTD

                                  VIRTUSA(TM)

                   (PLOT NO 10, IN SY. NO: 115/P ON I.T. PARK,
                           SITUATED AT NANAKRAMAGUDA,
                              R.R. DISTRICT, A.P.)

                    AGREEMENT FOR CIVIL AND STRUCTURAL WORKS

(EDIFICE LOGO)                           (CUSHMAN & WAKEFIELD(R) LOGO)
Edifice Architects Pvt. Ltd              Global Real Estate Solutions (SM)

ARCHITECT                                PROJECT MANAGER
EDIFICE ARCHITECTS PVT. LTD.             CUSHMAN & WAKEFIELD INDIA PVT. LTD.
8-2-120/77/5, Behind Mexican Restaurant, B-6/8, Commercial Complex
Next to TDP Office, Road No. 2,          Opposite Deer Park, Safdarjung Enclave,
Banjara Hills, Hyderabad - 500034        New Delhi - 110 029

================================================================================

                          (PHOTO OF ONE HUNDRED RUPEES)

(Indian Characters) ANDHRA PRADESH

                                    AGREEMENT
                          FOR CIVIL & STRUCTURAL WORKS

          This Agreement for Civil & Structural Works (the "Agreement") is made at Hyderabad on the 2ND day of JULY, 2007.

BETWEEN

     VIRTUSA INDIA PRIVATE LIMITED, a company incorporated under the Companies act 1956 having its registered office at 3rd Floor, My Home Tycoon, Begumpet Hyderabad - 500016, represented by its Financial Controller, MR HARI RAJU (hereinafter referred to as the "OWNER" which expression shall, unless repugnant to the context or meaning hereof, be deemed to mean and include its successors, assigns and affiliates) of the one part

AND

     SHAPOORJI PALLIONJI & COMPANY LIMITED a company incorporated under the Companies Act 1956, having its registered office 17, Nagindas Master Road, Fort, Mumbai (Maharashtra)-400023, represented by its Regional General Manager MR. K. SURESH RAO, (hereinafter referred to as the "CONTRACTOR" which expression shall, unless repugnant to the context or meaning hereof, be deemed to mean and include its successors, assigns and affiliates) of the other part.

(SEAL)                                (SEAL)                              (SEAL)

                          (PHOTO OF ONE HUNDRED RUPEES)

(Indian Characters) ANDHRA PRADESH

                                    WHEREAS:

A. The Owner had, on 07 February 07 issued a 'notice inviting tender' to the Contractor, in terms of which the Contractor and other entities who were issued similar notices, were invited inter alia to bid for the execution of Civil and Structural works (the "Tender").

B. The Contractor, having perused and satisfied itself of the terms and conditions, technical specifications, bill of quantities, list of approved makes and materials drawings, EHS Plan and other details relevant to the Tender, submitted its commercial bid on MAY 5, 2007.

C. Subsequent to a techno-commercial evaluation of all bids and discussions with the various bidders, the Contractor was selected as the successful bidder and a purchase order/ Letter of Intent was issued on 17 May 2007, by the Owner to the Contractor, as a representation of the Owner's intention to enter into this Agreement.

D. The Parties are now desirous of recording their respective rights and obligations in relation to the execution of general civil and associated plumbing works by the Contractor.

(SEAL)                   (SEAL)                   (SEAL)                  (SEAL)

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED AND DECLARED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     (a) "CONTRACT DOCUMENTS" shall collectively mean the documents listed as Annexures A to R to this Agreement, and all modifications thereof and additions thereto as may be made during the term of this Agreement. It is the intention of the Parties that the Contract Documents be regarded as a part of this Agreement;

     (b) "CONTRACT PRICE" shall mean a total amount of Rs. 30,50,00,000/- (Rupees Thirty Crore Fifty Lakhs only), payable in consideration of the Contractor executing the Project, inclusive of all taxes (including, but not limited to any sales tax, entry tax, octroi, works contract tax, turn over tax, employee state insurance, provident fund contribution, or any other taxes, imposts or levies of any kind whatsoever, now or hereafter imposed, increased or modified). The Contract Price shall also include the basic cost of all raw materials, freight, and all other expenses to land and unload the material at the designated place at the Site. The Contract Price shall, however, not include Vat & service tax.

     (c) "GENERAL CONDITIONS OF CONTRACT" shall mean the general conditions of contract issued to the Contractor pursuant to the Tender, appended as Annex I hereto;

     (d) "PROJECT" shall mean the Campus Facility for Virtusa India Pvt Ltd/ Civil & Structural Works required to be executed by the Contractor in accordance with the terms of this Agreement. These works are detailed in the various Contract Documents. It is clarified that in the event of there being an inconsistency in the interpretation of Annexures and the Contract Documents, the terms of the Agreement shall take precedence;

     (e) "SITE ENGINEER" shall mean an engineer appointed by the Owner at the Site;

     (f) "TENDER" shall have the meaning ascribed to the term under Recital A above.

(SEAL)                                  (SEAL)

1.2  INTERPRETATION

     (a) Words and expressions used but not defined herein shall have the meaning respectively assigned to them under the general conditions of contract issued to the Contractor pursuant to the General Conditions of Contract.

     (b) The terms and conditions of this Agreement shall be read and interpreted in conjunction with those of the General Conditions of Contract. In the event of there being an inconsistency in the interpretation of the provisions of the General Conditions of Contract and this Agreement, the terms of this Agreement shall take precedence.

2.   APPOINTMENT

     The Owner hereby accepts the Tender of the Contractor for the execution of the Project in accordance with the terms and conditions of this Agreement and as set forth in the Contract Documents.

3.   EXECUTION OF THE PROJECT

     In consideration of the Contract Price payable in accordance with Clause 4 below, the Contractor hereby agrees to execute and complete the Project and to do and perform all other acts and things as may be described herein or may be reasonably necessary for the completion of the Project in accordance with the terms and conditions stipulated in this Agreement.

4.   FISCAL MATTERS

4.1  PAYMENT OF CONTRACT PRICE

     In consideration of the Contractor's execution and satisfactory completion of the Project, the Owner shall pay the Contractor the Contract Price in proportion to and based upon the submission of running bills in relation to the work actually executed by the Contractor and approved in accordance with the Contract Documents. To the exception of Vat & service tax (if any), the Owner shall not be responsible in any way to pay any additional amount over and above the Contract Price.

(SEAL)                                  (SEAL)

4.2  SCHEDULE OF RATES

     Payment of the Contract Price shall be made as per bills approved and certified by the Project Manager. A cumulative final bill shall be submitted within 3 (three) days of Virtual Completion. It is understood and agreed by the Contractor that the payment against the bills shall be made only when the Project Manager certifies the bill that the work has been done as per the specifications and satisfaction of the Owner, which shall be the 'Acceptance Criteria' for the work done under this Agreement. All running bills shall be paid by the Owner within 27(Twenty Seven) days of submission of the Bill to the Project Manager, provided the bills meet the acceptance criteria.

4.3  PAYMENT TERMS

     All payments shall be governed as below:

     (a) An advance of 20% of the Contract Value shall be paid to the Contractor within 60 days of submission of a CORPORATE GUARANTEE (In Two Installment i.e. 10 % within 7 days and balance within 60 days) valid for till completion of project representing such sum as per the format approved by the Owner/Project Manager for Corporate Guarantee.

     (b)  Interim Bills: Running account bills every month shall be admitted,

               -    75% of approved bill value shall be paid within 7 days

               - Balance shall be paid by Owner within 20 days after certification of the bill by the Project managers.

     (c) An amount representing 5% of the Contract Price shall be retained by the Owner in the final bill. This amount shall be released by the Owner upon the issuance of the Virtual Completion Certificate, against a BANK GUARANTEE of equivalent amount valid for 12 months from the date of the virtual Completion Certificate (to be issued by the Project Manager/Architect/Consultant).

     (d) Statutory deductions: Payments shall be made by the Owner subject to applicable statutory withholdings.

5.   COMPLETION AND PENALTY FOR DELAY IN COMPLETION

5.1 Completion of the Project shall be achieved on or before 31-AUGUST-2008 as per milestones agreed and discussed in negotiation meetings.

5.2 Liquidated damages shall be paid by the Contractor at 0.25% of the Contract Price for every week of delay, subject to maximum deduction of 5% of contract sum, for any delay beyond 31-AUGUST-2008. The parties agree that time is essence of the contract and the stipulation of milestones is the material to the performance of the payment obligations by Virtusa.

(SEAL)                                  (SEAL)

6.   SITE SUPERVISION

     (a) The Contractors' Project Manager and Site Engineer shall remain at the Site during the entire execution of the Project, co-ordinate and supervise the work and be generally responsible for the day-to-day execution of the Project. The Contractor shall fully co-operate Owner/ Project Manager and take instructions from the Owner/Owner's Project Manager during the entire tenure of the project.

     (b) Prior to commencement of the Project, the Contractor shall provide the Owner with a list of workmen, employees, the Contractor's Representative and Sub-Contractors proposed to be utilized in relation to the Project, and get the same formally approved by the Owner/Project Manager. The site team of the Contractor shall comprise of but not limited to one project manager, suitable team of experienced engineers, supervisors and Support Team. The accepted approved manpower shall be employed at Site at all times. Non-availability of the required manpower and justification of lesser manpower shall not be acceptable and shall result in serious default of the conditions of this Agreement. The manpower committed shall not be changed or withdrawn without the prior written approval of the Owner/Project Manager.

     (c) The Contractor's Representative shall have a cell phone and must be accessible at all times, shall attend all Site meetings, as required by the Owner/Project Manager.

7.   MISCELLANEOUS OBLIGATIONS OF THE CONTRACTOR

     (a) The Contractor shall arrange to take up a policy covering the Contractor's liability under the Workmen's Compensation Act, 1923, Minimum Wages Act, 1948, Contract Labour (Regulation and Abolition) Act, 1970 and other relevant labour legislations, which covers the Project, as instructed by the Owner. Such policy shall be operative till the completion of the Project. Copy of the policy shall be provided by the Contractor to the Owner and the Project Manager. In the event of any accident covered by this Policy, the Contractor shall forthwith pay compensation to the employees and other parties without waiting for payment due to be received by the Contractor from the insurers/underwriters.

     (b) The Contractor shall arrange to take up a Contractors All Risks (Construction of Office Building) Policy that shall cover burglary, fire and allied perils, marine-cum-erection risks, including risks during transit, storage at the Site, erection, commissioning and testing at the Site, and third party liability, till the completion of the Project.

     (c) The documentary proof of deposit of all statutory liabilities shall be submitted on a monthly basis, or immediately upon compliance of

(SEAL)                                  (SEAL)
          departmental prescribed due dates. Payments shall be made by the Owner only upon verification.

     (d) All materials/ raw materials shall be brought in and removed from the Site only using a designated 'materials gate' monitored and controlled by the Owner's security personnel.

     (e) The Contractor shall undergo a Site induction training prior to actual commencement of work, to be conducted by Owner's security personnel/ Project Manager. All of the Contractor's personnel shall adhere to the training program.

     (f) All personnel employed/deployed by the Contractor at the Site shall be required to possess valid identity cards and display vendor's passes to be issued by the Project Manager. Passes must be shown to Owner's security personnel at designated positions as and when requested. No personnel shall be permitted to enter or work upon the Site without valid passes.

     (g) The Contractor shall conform to the Owner's 'Global Vendor Integrity Programme.' The Owner shall have the right to conduct appropriate background checks in this regard.

     (h) The Contractor undertakes to be solely responsible for obtaining and complying with all necessary work consents, permits, approvals, licences, etc., as required under applicable law before commencement of work, e.g. for welding, for operating DG sets etc.

     (i) The Owner shall provide suitable open space for storage of all material/equipment. The Contractor shall, at its own cost, provide adequate storage sheds and yards at the Site, at locations pre-approved by the Project Manager, for all materials and equipment that are to be incorporated in the Project.

     (j) The Contractor shall make its own arrangement for temporary water and electricity for Works and all costs in relation thereto shall be borne solely by the Contractor.

     (k) The Contractor shall be responsible for arranging for the stay of its labour outside the Site.

     (l)  As the said area (site) has been notified as the Special Economic Zone
          (SEZ), the Owner is eligible for excise duty benefits / custom duty benefits, on the materials used by the Contractor. The Contractor unconditionally agrees to do all such acts and deeds necessary to ensure that such benefits are availed and passed on to the Owner under all circumstances. In the event of the Owner being unable to avail of the benefits due to the negligence or non-co-operation of the Contractor, the Owner shall have the right to claim compensation from the Contractor for the corresponding amounts.

(SEAL)                                  (SEAL)

     (m) The Contractor shall provide the Owner in writing, atleast 30 days prior to the requirement, the detailed list of materials to be used in the Project and the timing of the requirement so as to to assist the Owner in complying with the SEZ Rules which obligates the Owner to ensure proper utilization of the said materials. In the event of the Owner being unable to avail of the SEZ benefits due to the failure of the Contractor to intimate the Owner of the requisition as mentioned above, the Owner shall have the right to claim compensation from the Contractor for the corresponding amounts.

     (n) The Contractor shall (a) maintain the requisite records and documents as stipulated under SEZ Rules and other applicable laws, and (b) submit all the records on demand by the concerned officers.

     (o) The Contractor shall ensure compliance with the applicable laws relating to movement and usage of materials as laid out in SEZ Rules.

8.   SUBMITTALS

     Within a period of seven days from the date of execution hereof, the Contractor shall provide to the Owner/Project Manager (as instructed) the following:

     (a)  Method statement for the Project;

     (b)  Detailed deliverable schedule;

     (c)  Detailed organization chart for executing the Project;

     (d)  Insurance documents as per Clause 7 (b) above;

     (e)  Manpower schedule;

     (f)  Plant and equipment schedule;

     (g)  Material samples schedule;

     (h)  Shop drawings schedule (including status and delivery);

     (i) Corporate guarantee as per the format approved by Owner/ Project Manager, for 20% of mobilization advance;

     (j) Prevailing minimum basic wages for different trades and different categories of workers, as published by Labor Ministry for the particular region

     (k) Performance Bond in the form of a bank guarantee from a scheduled commercial bank of the Owner's/ Project Manager's election, representing 5% of the Contract Price and shall be valid till the completion date of the project, as defined in clause 5.1; and

     (l) Any other documentation as indicated by Project Manager during the Kick-off meeting.

9.   MISCELLANEOUS

9.1  WAIVER

     The failure of the Owner to insist upon the punctual performance of any of the obligations of the Contractor hereunder, or the failure of the Owner to exercise

(SEAL)                   (SEAL)                   (SEAL)                  (SEAL)
     any right or remedy available to it under this Agreement shall not constitute a waiver by the Owner of any subsequent or continuing default by the Contractor hereunder nor shall the same prejudice, affect or restrict the rights and powers of the Owner hereunder.

9.2  RELATIONSHIP

     This Agreement shall be on principal-to-principal basis and nothing contained in this Agreement shall confer upon the parties a relationship of agency, partnership, joint-venture, etc.

9.3  MODIFICATION

     No modifications or amendments of this Agreement shall be binding unless agreed to by the Parties in writing.

9.4  GENERAL

     In the event that any provision of this Agreement is declared by any judicial or other competent authority to be void, void able, illegal or otherwise unenforceable (or indications of the same are received by either of the parties from any relevant competent authorities) the Parties shall amend that provisions in such reasonable manner as is achieves the intention of the Parties without illegality.

IN WITNESS WHEREOF the Parties have executed these presents on the day, month and year first above written.

Signed and Delivered                    Signed and Delivered
for and on behalf of                    for and on behalf of
VIRTUSA INDIA PVT LTD                   SHAPOORJI PALLONJI & CO. LTD
With office seal                        with office seal

Date: JULY 2, 2007                      Date: JULY 2, 2007
Place: HYDERABAD                        Place: HYDERABAD

IN PRESENCE OF THE FOLLOWING WITNESSES


1. Name: S. B. CHOWDHURY                Sign: /s/ S. B. CHOWDHURY
                                              ----------------------------------


2. Name: MURALIDHAR .B. J               Sign: /s/ MURALIDHAR .B. J
                                              ----------------------------------

(SEAL)                                  (SEAL)

================================================================================

                                               I. GENERAL CONDITIONS OF CONTRACT

================================================================================

TABLE OF CONTENTS

DEFINITIONS
     1.1   Approved /Approval
     1.2   Approved Equal
     1.3   Architect
     1.4   Construction Programme
     1.5   Contract
     1.6   Contractor
     1.7   Contractor's Representative
     1.8   Contract Documents
     1.9   Contract Price
     1.10  Consultant
     1.11  Defect(s) Liability Period
     1.12  Developer
     1.13  Drawings
     1.14  EHS Plan
     1.15  Final Completion
     1.16  Force Majeure
     1.17  Headings
     1.18  Letter of Intent
     1.19  Measurement Books
     1.20  Nominated Sub-contractor
     1.21  Normal Working Day
     1.22  Owner
     1.23  Owner's Representative
     1.24  Project
     1.25  Public Holiday
     1.26  Project Coordination Services
     1.27  Project Manager
     1.28  Provisional Sum
     1.29  Records and Audits
     1.30  Retention Money
     1.31  References and Cross-References to Clause and Sub-clause
           Numbers
     1.32  Schedule of Rates
     1.33  Singular and Plural
     1.34  Site
     1.35  Specifications
     1.36  Sub-contractors
     1.37  Tender
     1.38  Tender Documents
     1.39  Temporary works
     1.40  Terms "and", "or", "and/or"
     1.41  Tests on completion
     1.42  Vendors
     1.43  Virtual Completion
     1.44  Written Notice
     1.45  Works
     1.46  Working day

2.0  SCOPE, EXTENT, INTENT AND OTHERS
     2.1   Scope
     2.2   Extent
     2.3   Intent
     2.4   Instructions of Project Manager
     2.5   Approval of Project Manager
     2.6   Increases/ Decreases to scope of work.
     2.7   Items of work for completion
     2.8   Access for Owner, Architect and Project Manager

3.0  PROJECT MANAGER/OWNER'S REPRESENTATIVE, CONTRACTOR AND CONTRACTOR'S
     REPRESENTATIVE
     3.1   Roles and responsibilities of the Project Manager
     3.2   Decisions
     3.3   Role and responsibilities of the Contractor's representative
     3.4   Contractor's responsibilities

4.0  SITE
     4.1   Contractor to satisfy itself about site conditions
     4.2   Access to site by the Contractor

5.0  TYPE OF CONTRACT
6.0  TAXES, DUTIES, ETC.
7.0  NOTICES, FEES, BYE-LAWS, REGULATIONS, ETC.
8.0  LICENSES AND PERMITS
9.0  ROYALTIES AND PATENT RIGHTS

10.0 INSURANCE
     10.1  Insurance Policies
     10.2  Contractor's All Risk Insurance
     10.3  Failure to insure
     10.4  No limit to liability

11.0 CONTRACTOR'S SITE ORGANIZATION AND RESOURCES
     11.1  Contractor's representative and supervisory staff
     11.2  Man power and plant and machinery
     11.3  Contractor store, site offices, and other facilities
     11.4  Security
     11.5  Telephone
     11.6  Survey Equipment
     11.7  Sanitary Convenience
     11.8  Scaffolding, Staging, Guard Rails, Barricades
     11.9  Safety Equipment
     11.10 Temporary Lighting
     11.11 Protection of environment
     11.12 First Aid Equipment

12.0 LABOUR REGULATIONS
     12.1  Regulations
     12.2  Child Labour
     12.3  Payment of wages
     12.4  Model Rules
     12.5  Safety Codes
     12.6  Safety/Site Conditions
     12.7  Additional Safety Regulations
     12.8  Requirement fire extinguisher
     12.9  Requirement of equipment
     12.10 Safety with regard to site and housekeeping.
     12.11 Non compliance of regulations
     12.12 Implementation of safety measures

13.0 CONTRIBUTION TOWARDS EMPLOYEE BENEFITS, FUNDS ETC.
14.0 SETTING OUT AND SITE SURVEYS
15.0 DRAWINGS, SPECIFICATIONS, INTERPRETATIONS ETC.
16.0 WATER AND ELECTRICITY
17.0 ASSIGNMENT AND SUB-LETTING
18.0 SUB-CONTRACTORS
19.0 SEPARATE CONTRACTS
20.0 CO-ORDINATION OF WORK
21.0 OVERTIME WORK

22.0 MATERIALS, WORKMANSHIP, STORAGE, INSPECTIONS ETC.,
     22.1  Materials and workmanship
     22.2  Special makes or brands
     22.3  Proper scheduling and delivery of materials
     22.4  List of Materials
     22.5  Storage of materials and equipment at site.
     22.6  Right type of workmen, plant and machinery, Jigs, Tools, Etc.
     22.7  Testing
     22.8  Certificates

23.0 CONSTRUCTION DOCUMENTATION
24.0 CONSTRUCTION PROGRAMME, SCHEDULES AND PROGRESS REPORTS
     24.1  Construction Programme
     24.2  Construction Schedules
     24.3  Daily Site reports
     24.4  Employee records
     24.5  Site Register
     24.6  Progress Reports
     24.7  Meetings

25.0 BUREAU OF INDIAN STANDARDS
     25.1  Indian Standard Specifications
     25.2  Amendments to BIS
     25.3  Tolerances

26.0 PROTECTION OF WORKS
27.0 CLEANING OF WORKS AND CLEARING OF SITE.

28.0 METHOD OF MEASUREMENT
29.0 COVERING UP
30.0 PAYMENTS AND SECURED ADVANCE
     30.1  Payments for executed work.
     30.2  Payment Certificate
     30.3  Retention Money & Final Bill
     30.4  Withholding of payments

31.0 RECTIFICATION OF IMPROPER WORK NOTICED
32.0 CHANGE ORDERS
33.0 DEDUCTIONS FOR UNCORRECTED WORK

34.0 TIME FOR COMPLETION
     34.1  Time-essence contract
     34.2 Causes of delay for which claims for extension of time may be considered.
     34.3  Extension of time
     34.4  Claim of extension of time.
     34.5  Deletions or changes in the scope of work

35.0 NO FINANCIAL OR OTHER COMPENSATION FOR DELAYS.
36.0 COMPENSATION FOR DELAYS CAUSED BY OWNER
37.0 PROPERTY OF EXECUTED WORK
38.0 INDEMNITY
39.0 CORRECTION OF WORK BEFORE VIRTUAL COMPLETION OF WORKS
40.0 VIRTUAL COMPLETION OF WORKS
41.0 LIQUIDATED DAMAGES/PROGRAMME CHART/MILESTONES
42.0 PENALTY/FINE
43.0 GUARANTEES
44.0 STATUTORY APPROVALS
45.0 PROJECT CLOSE-OUT DELIVERABLES

46.0 DEFECTS LIABILITY
     46.1  Maintenance by contractor during defects liability period.
     46.2 Replacement and/or rectification and making good by contractors of all defective materials, equipment and/or workmanship during defects liability period,

47.0 FINAL COMPLETION OF THE WORK.
48.0 FORCE MAJEURE
49.0 TERMINATION OR SUSPENSION OF THE CONTRACT BY THE OWNER.
50.0 INTELLECTUAL PROPERTY RIGHTS
51.0 SETTLEMENT OF DISPUTES/ARBITRATION
52.0 GOVERNING LAW
53.0 STANDARDS OF CONDUCT
54.0 WARRANTY AS TO DOCUMENTS SUBMITTED TO OWNER; AUDIT.
55.0 ACCOUNTS AND AUDIT
56.0 MISCELLANEOUS
57.0 SCHEDULE OF FISCAL ASPECTS

GENERAL CONDITIONS OF CONTRACT

1.   DEFINITIONS:

     In the Contract (as hereinafter defined) the following words and expressions shall have meanings hereby assigned to them, except where the context otherwise requires: (In alphabetical order)

          1.1  APPROVED/APPROVAL:

               Approved/Approval shall mean approved/approval in writing.

          1.2  APPROVED EQUAL:

               Approved Equal shall mean an alternative product or service approved by the Architect as being equivalent to that specified in the Contract Documents.

          1.3  ARCHITECT

               Architect shall mean Edifice Architects Pvt Ltd, 8-2-120/77/5, Behind Mexican Restaurant, Next to TDP Office, Road No. 2, Banjara Hills, Hyderabad - 500034

          1.4  CONSTRUCTION PROGRAMME

               'Construction Programme' shall mean the programme to be furnished by the Contractor along with the Tender as prescribed in Notice Inviting Tender.

          1.5  CONTRACT:

               The Contract shall mean the agreement between the Owner and the Contractor for the proper execution and successful completion of the Work in accordance with the Contract Documents and further documents as may be expressly incorporated in the letter of intent/ acceptance.

          1.6  CONTRACTOR:

               The Contractor shall mean the person or persons, firm, company or consortium whose tender has been accepted by the Owner and includes the Contractor's legal representatives, successors and permitted assign.

          1.7  CONTRACTOR'S REPRESENTATIVE:

               The Contractor's Representative shall mean the person or party duly appointed by the Contractor, to act for and on its behalf on a day-to-day basis during the construction of the Work and the Project. Any action to be taken by the Contractor may be taken on the Contractor's behalf by the Contractor's Representative. The Contractor's Representative shall be considered a "key person" for purposes of Section 11.1 of the General Terms of Contract. The Contractor's Representative shall be Project Coordinator

          1.8  CONTRACT DOCUMENTS:

               The Contract Documents shall mean collectively the documents to be listed in the Contract dated between the Owner and the Contractor and all modifications thereof and additions thereto incorporated in and made to any of those documents during the term of the Contract.

(SEAL)


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          1.9  CONTRACT PRICE:

               Shall mean the sums referred to in the Contract Documents for the Contractor's performance of the Work.

               The Contract Price is inclusive of all taxes, including sales tax, entry tax, octroi, works contract tax, Turn over tax, ESI, PF contribution and all other statutory taxes and levies if any applicable to the contractors/workers etc. The contract price shall not include Vat & Service tax. To the exception of Vat & service tax, the Owner shall not be responsible in any way whatsoever to pay any additional amount over and above the Contract price.

               The Contract is neither a fixed lump sum contract nor a piece work contract, but is an item rate contract to carryout the Work according to the actual measured quantities at the rates contained in the schedule of rates and probable quantities as provided in the Priced Bill of Quantities with Detailed Specifications. The Contract Price shall not exceed RS. 30,50,00,000/- (RUPEES THIRTY CRORE FIFTY LAKHS ONLY) as indicated in the Letter of Intent/Purchase Order. Amounts in excess of this number, not approved in advance by the Owner's Representative shall be at the Contractor's expense. The Contractor has to closely monitor the quantities and cost and obtain an Approval from the Owner/Architect well in advance for any change outside the scope of the Work which would cause the cost of the Work to exceed the Contract Price as indicated in the Letter of Intent. Prices will be firm until the end of the contract.

               No escalation in prices shall be allowed for any reason whatsoever during the period of the project.

          1.10 CONSULTANT:

               Shall mean any person or persons duly appointed by the Owner/Project Managers'/Architects' to act as 'CONSULTANT' to render consultancy services in any area/field of activity connected with and arising out of the Contract under a separate agreement setting out the consultant(s) responsibilities and terms.

          1.11 DEFECT(S) LIABILITY PERIOD:

               Defect(s) Liability Period shall be the 12 months after Virtual Completion and any period extended as a result of rectification of the Work/change orders, between the Virtual Completion and the Final Completion of the Work, and during which period the Contractor shall be bound to replace and/or rectify and make good all defective materials, equipment and/or workmanship which arise in the Works or come to notice subsequent to the Virtual Completion of the Works and prior to the Final Completion of the Works without requiring the Owner to bear any additional charges whatsoever.

          1.12 DEVELOPER - NOT APPLICABLE

          1.13 DRAWINGS:

               'Drawings' means all drawings, details and sketches along with the technical information therein, furnished by the Architect/ Consultant to the Contractor under the Contract and any modifications of such drawings or such other drawings as may be from time to time be furnished or approved in writing by Project Manager. All shop drawings, samples, patterns, models, operation and

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               maintenance manuals, Product data and other technical information of a like nature submitted by the Contractor shall also be referred to as 'Drawings'.

          1.14 EHS PLAN

               "EHS plan" means Environmental, Health and Safety Plan.

          1.15 FINAL COMPLETION:

               Final Completion will be deemed to have been achieved when at the end of the Defects Liability Period, all snags identified by the Architect have been remedied to the satisfaction of the Project Manager, a Final Completion Certificate has been issued by the Architect when all the requirements of the Contract have been met and complied with and when all the defective items of Work and defects have been replaced and/or rectified and made good as directed by and to the satisfaction of the Owner.

          1.16 FORCE MAJEURE:

               Force Majeure are risks due to riots (other than those among Contractor's or its subcontractor's/ supplier's employees) and civil commotion (in so far as both these are uninsurable), war (whether declared or not), invasion, act of foreign enemies, hostilities, civil war, rebellion, insurrection, military or usurped power, an act of Government, an act of God, such as lightening, unprecedented floods, tornado, and damage from aircraft.

          1.16(A) "GOOD INDUSTRY PRACTICE"

               Good Industry Practice means the exercise of that degree of skill, diligence, prudence and foresight in compliance with the undertakings and obligations under this Contract which would reasonably and ordinarily be expected of a skilled and an experienced person engaged in the implementation, operation and maintenance or supervision or monitoring thereof of any of them of a project similar to that of the Works.

          1.17 HEADINGS:

               The headings in these General Conditions of Contract shall not be deemed to be part thereof or to be taken into consideration in the interpretation or construction thereof or of the Contract.

          1.18 LETTER OF INTENT

               'Letter of Intent' shall mean the document issued to the successful tenderer signifying the Owner's in-principle consent to enter into the Contract

          1.19 MEASUREMENT BOOKS:

               The "measurement books" shall be defined as the books maintained during the currency of the project to record all measurements qualifying for payment. The contractor shall maintain measurement books of all work done by them. The contractor shall get the measurement books verified by the Project Managers periodically.

          1.20 NOMINATED SUB CONTRACTOR:

               "Nominated Sub-Contractor" refers to those specialists, tradesmen and others, whose credentials as well as quotations are evaluated and approved by the Owner/ Project Manager and then nominated for executing special works or

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               supplying special equipment or materials, for which provisional sums are included in the Contracts. Such agencies shall be deemed to have been employed by the Contractor.

          1.21 NORMAL WORKING DAY:

               A working day is defined as any day between Monday and Saturday, both inclusive, and excluding any Public Holiday as notified by the Government of India/State Government. Work at site shall continue over Sundays and all holidays excepting three statutory Government public holidays.

          1.22 OWNER:

               The Owner shall mean Virtusa India Pvt Ltd, having its office at 3rd Floor, My Home Tycoon, Begumpet, Hyderabad - 500016 and the term Owner includes successors, assigns and affiliates.

          1.23 OWNER'S REPRESENTATIVE:

               Owner's Representative shall mean an individual or an agency duly appointed by the Owner to act for and on its behalf at the Site during all phases of construction of the Project. Any actions to be taken by the Owner may be taken on the Owner's behalf by the Owner's Representative.

          1.24 PROJECT:

               Project shall mean the total execution of the Work performed under this Contract for the CIVIL AND STRUCTURAL WORKS.

          1.25 PUBLIC HOLIDAY

               'Public Holiday' shall mean any day which is declared as a public holiday by the Government of India or the State Government.

          1.26 PROJECT COORDINATION SERVICES

               'Project Coordination Services' refers to those services, which need to be carried out by the Contractor in coordinating its work with the other agencies works at Site as per instructions of the Owner / Architect/ Project Manager. Such services shall be at no extra cost to the Owner and must be to the full satisfaction of the Architect / Project Manager.

          1.27 PROJECT MANAGER

               The 'Project Manager' shall be M/s. Cushman & Wakefield (India) Pvt. Ltd., having their office at Unit111, Maximus2B, MindSpace, K.Raheja, I.T.Park, HitechCity, Hyderabad. The Project Manager shall be authorized to represent and act on behalf of the Owner on a day-to-day basis during all stages of the Project. All communications, approvals and decisions to be taken in connection with the Architect's services shall be channelled through the Project Manager.

          1.28 PROVISIONAL SUM:

               Provisional sum shall mean a lump sum included in the tender documents representing the estimated value of the work for which details are not available at the time of issue of tender

          1.29 RECORDS AND AUDITS

               The contractor shall keep books and records in such a manner, as to enable to carry out effective financial control.

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          1.30 RETENTION MONEY

               'Retention Money' shall have the meaning ascribed to it in the Schedule of Fiscal Aspects.

          1.31 REFERENCES AND CROSS-REFERENCES TO CLAUSE AND SUB-CLAUSE NUMBERS

               Unless specifically stated otherwise, all references and cross-references made to clause and sub-clause numbers in these General Conditions of Contract refer to the clauses and sub-clauses of the General Conditions of Contract itself.

          1.32 SCHEDULE OF RATES

               'Schedule of Rates' shall refer to the rates forming the basis for the Contract Price, as provided in a schedule to the Contract.

          1.33 SINGULAR AND PLURAL:

               Words in the singular also include the plural and vice versa where the context requires.

          1.34 SITE:

               The Site shall mean the location at Plot No.10, I.T.Park, Nanakramguda, R.R.District, Hyderabad.

          1.35 SPECIFICATIONS:

               "Specifications" means the specifications for the Work included in the Architect's Drawings and the Civil/Interior/MEP/ Other Works Technical Specifications, and any modification thereof or addition thereto.

          1.36 SUB-CONTRACTORS:

               "Sub-Contractors" shall mean the persons, firms, companies or agencies who after approval of the Owner/ Owner's Representative, have entered into a direct Contract with the Contractor in respect of any part of the Work and any later package of the Project, and include the Sub-Contractors' legal representatives, successors and permitted assignee. The Contractor shall have full responsibility for the actions and work of any Subcontractor whether contracted by the Contractor to perform portions of the Work or any later package of the Project.

          1.37 TENDER:

               "Tender" shall mean the Contractor's priced offer for execution and completion of works and remedying any defects arising therein, in strict accordance with the Contract documents as issued with the tender and as per the agreement signed by the Contractor thereafter.

          1.38 TENDER DOCUMENTS:

               "Tender Documents" shall mean the Contractor's Proforma of Bank Guarantee for Performance Bond, the Proforma of Bank Guarantee against Mobilization Advance, and Notice Inviting Tender, General Conditions Of Contract, Special Conditions Of Contract, Works Technical Specifications, Bill Of Quantities With Detailed Specifications, Environmental, Health & Safety (EHS) Plan, Preliminary Project Construction Schedule, Drawing - Site Location, Drawings Of Architectural & M&E Services Works and any other related documents.

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          1.39 TEMPORARY WORKS:

               Temporary works mean all temporary works of every kind required for the execution of the works by the Contractor.

          1.40 TERMS "AND", "OR", "AND/OR":

               The terms "and, "or", "and/or" used in context with the description or enumeration of two or more items or components of work of documentation or anything similar shall mean as is relevant and applicable to the text.

          1.41 TESTS ON COMPLETION:

               Tests on completion shall mean all the system testing required to be done by the contractors, to the entire satisfaction of Architect/ Consultant, Owner and Owner's representative, prior to Handing over the facility.

          1.42 VENDORS:

               "Vendors" shall mean and include all suppliers, contractors, sub-contractors, nominated sub-contractors engaged for the Project.

          1.43 VIRTUAL COMPLETION:

               Virtual completion will be deemed to have been achieved upon a Virtual Completion Certificate being issued by the Project Manager, when the Work, according to the Owner and Architect, have been completed in every respect in conformity with the Contract Documents and are ready and fit for the intended purpose, complete with all systems and services having been tested and commissioned.

          1.44 WRITTEN NOTICE

               Written Notice shall be deemed to have been duly served if delivered in person to the authorized representative of the firm / company for whom it is intended, or if hand delivered at and a written delivery receipt obtained or sent by faxed or courier service or speed post with acknowledgement to the last business address known to the party who gives the notice.

          1.45 WORKS:

               "Works" shall mean and include all materials, plant and machinery, equipment and labour necessary to execute the project in full compliance with the requirements of the Contract Document.

          1.46 WORKING DAY:

               Working Day shall mean any day from Monday to Saturday (both days inclusive) excluding Public Holidays. "Month" means English Calendar month. "Day" shall mean a calendar day of 24 hours each.

     2.0  SCOPE, EXTENT, INTENT AND OTHERS:

          2.1  SCOPE:

               The general character and the scope of the Work shall be as illustrated and defined in the Drawings, Specifications, Schedule of Rates and other Contract Documents.

          2.2  EXTENT:

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               The Contractor shall carry out and complete the Work under the
               Contract in every respect, and work shall include the supply of all labour, equipment, materials, plant and machinery, tools, transportation, form work, scaffolding and everything else necessary for the proper execution and successful completion of the Work in accordance with the Contract Documents and to the directions and satisfaction of the Project Managers, Architect and Owner, Good Industry Practise and applicable laws. The Contractor shall be fully responsible and liable for everything and all matters in connection with or arising out of or being a result or consequence of its carrying out or omitting to carry out any part of the Work. Where any parts of the Work may be executed by Sub-Contractors such responsibility and liability of the Contractor shall cover and extend to the work of all such Sub-Contractors.

          2.3  INTENT:

               The Contract Documents are complementary and what is called for by any one shall be binding as if called for by all. Wherever it is mentioned in the Contract Documents that the Contractor shall perform certain work or provide certain facilities, it is understood that the Contractor shall do so at its own cost. Materials or work described in words which so applied have a well known technical or trade meaning shall be held to refer to such recognised standards as are applicable.

          2.4  INSTRUCTIONS OF PROJECT MANAGER:

               The Architect may from time to time, through the Project Manager, issue further supplementary Drawings, written instructions, details, directions, and explanations, which shall be collectively referred to as the Instructions of Project Manager. The Contractor shall forthwith comply with and duly execute the work comprised in such Instructions of Project Manager, provided always that verbal instructions, directions and explanations given to the Contractor or his works representative by the Architect or Project Manager shall, if involving a variation, be confirmed in writing immediately thereafter by the Project Manager.

          2.5  APPROVAL OF PROJECT MANAGER:

               Approval of the Project Manager shall always mean approval in writing. The onus shall be on the Contractor to obtain all the necessary approvals in writing. Such approvals, however, shall not relieve the Contractor of any of its responsibilities under the Contract.

          2.6  INCREASES/DECREASES TO SCOPE OF WORK:

               The Owner reserves the right to increase or decrease the scope of the Work on any or all items or to change the nature of the Work involved in any or all items or to completely delete any items of the Work under the Contract. The Contractor shall not be entitled to claim for loss of anticipated profits, for mobilization of additional resources, or for any other such reason on account of these change orders. In the event that the Owner elects in writing to add an item to scope of the project or to delete an item from its scope, the Owner shall be entitled to increase/ reduce (as the case may be) an appropriate amount from the contract price.

          2.7  ITEMS OF WORK FOR COMPLETION:

               The Contractor is bound to carry out any items of work necessary for the completion of the Work even though such items of work may not be expressly described in the Contract Documents.

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          2.8  ACCESS FOR OWNER, ARCHITECT AND PROJECT MANAGER:

               The Owner, Owner's Representative, Project Manager, the Architect, and their respective consultants shall at all times have access to the Work and the Site and to the workshops or other places of the Contractor where the Work is to be so prepared and in workshops or other places of Sub-Contractors and suppliers. The Contractor shall by a term in its Sub-Contracts so far as possible, secure a similar right of access to those workshops or places for the Owner, Owner's Representative, Project Manager, Architect, and their respective consultants and shall do every thing for the purposes of carrying out inspections to ascertain and ensure that work is being carried out in conformity with the Contract Documents or for any other purpose in connection with the Work under the Contract.

     3.0  PROJECT MANAGER/ OWNER'S REPRESENTATIVE, CONTRACTOR AND CONTRACTOR'S
          REPRESENTATIVE:

          The status, duties and responsibilities of the Project Manager/ Owner's Representative, and Contractor's Representative shall be as detailed below:

          3.1  ROLE AND RESPONSIBILITIES OF THE PROJECT MANAGER:

               i. The Project Manager shall be responsible for the day-to-day supervision, progress monitoring, co-ordination and direction of the project, and generally to ensure that the Work is carried out in all respects in strict conformity with the Contract Documents.

               ii. The Project Manager shall have the authority to stop the work whenever such stoppage may be necessary to ensure the proper execution of the Project. The Contractor shall provide all the necessary facilities to the Project Manager in the performance of his duties. And shall comply with all instructions as may be issued by the Project Manager. The Contractor shall refer all matters relating to the performance of the Contract to the Project Manager. The contractor shall not be entitled to claim extensions, extra costs or losses in this regard.

               iii. The Project Manager shall observe sound and established engineering practices using latest standards, codes and regulations, as applicable for the purpose specified and suitable for respective uses intended. Supervision over the contractor shall be maintained by Project Manager who shall exercise constant and continuous supervision and control over quality, workmanship and materials, plant, machinery, equipment etc. used for the project as and when may be required.

               iv. Project Manager will work in close co-operation and co-ordination with the Architect and the Owner.

               v. All communication by the Contractor with the Client or the Client's consultants shall be done through the Project Manager.

          3.2  DECISIONS:

               The Project Manager in consultation with the Owner and/ or Architect/ Consultant, shall make decisions on all matters relating to the execution and progress of the Project, including the claims and queries of the Contractor. The decision, opinion, direction and interpretation of the Project Manager (in consultation with Owner and/ or Architect/ Consultant), with respect to any or all matters including the following

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               matters shall be final and binding on the Contractor, except for matters involving financial implications which will be decided in consultation with and with the prior written approval of the Owner. Notwithstanding the generality of the foregoing, unless stated to the contrary below, the decision of the Project Manager in respect of the following actions shall be binding upon the contractor:

               - Any discrepancy in the drawings or between the Drawings and Specifications

               - The removal and/or re-execution of any work executed by the Contractor.

               - The dismissal from the Site of any person employed upon the Work.

               -    The opening up for inspection of any work covered up.

               -    All materials and workmanship.

               - Everything that must be provided or done by the Contractor in order to properly execute and successfully complete the Work under the Contract.

               -    Assignment and sub-letting.

               - Delay and extension of time (only with prior approval of Owner).

               - Supervising the replacing and/or rectifying and making good all defective items of work and during the Defects Liability Period.

               - Removal of any material/equipment/plant and machinery brought by the Contractor to the Site for execution of the Work.

          3.3  ROLE AND RESPONSIBILITIES OF THE CONTRACTOR'S REPRESENTATIVE:

               - The Contractor's Representative shall represent the Contractor at the Site. The Contractor's Representative shall be on Site at all times during performance of the Work and the Project Coordination Services and shall be responsible for the day-to-day interaction with the Project Managers.

               - The Contractor's Representative shall have adequate experience in handling similar kind of projects, competent enough and have the authority to make and communicate all decisions called for in this Contract to be made by the Contractor. The Contractor's representative may be required to produce appropriate documentation and referrals in respect of previous assignments. The Contractor's Representative shall be responsible for the day-to-day supervision and oversight of the Project Coordination Services, including, without limitation, the EHS Plan implementation.

               - The Contractor shall submit to the Owner the name and other details of the Contractor's representative within 10 days of execution of contract.

          3.4  CONTRACTOR'S RESPONSIBILITIES:

               The Contractor shall have the following responsibilities in carrying out the Work and the Project Coordination Services.

               i. The Contractor shall, on the instruction of the Project Manager/ Owner's Representative, immediately dismiss from the Work any person employed thereon by him who may, in the opinion of the Project Manager and Owner's Representative, be incompetent or who engages in unlawful or disorderly conduct, and such persons shall not be re-employed on the Work without the prior written permission of the Project Manager.

               ii Contractor shall indemnify the Owner for loss suffered by the Owner on

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               account of any act/omission/neglect of the Contractor's, workers, employees and Sub-contractors etc.

          iii The Contractor shall comply with all safety standards to the satisfaction of the Owner's Representative.

          iv The Contractor shall take full responsibility for the management & supervision of the Sub-contractors and the Nominated Sub-Contractors and the Contractor's Representative. The Contractor shall act as an independent contractor in the performance of its obligations under the Contract. The employees and the Sub-contractors utilised by the Contractor shall not be construed as the Owner's employees and shall work under the control and management of the Contractor who shall continue to be fully responsible for their acts. The Contractor shall be solely responsible for the payment of compensation and all statutory benefits of its employees and the employees shall be informed that they are not entitled to any of the Owner's employee benefits. The Contractor and not the Owner shall be solely responsible for payment of all statutory payments including without limitation, provident fund, workers' compensation, disability benefits and unemployment insurance or for withholding and paying employment taxes for the Employees. The employees and the Sub-contractors shall affirm they are not employees of the Owner for any purpose and that they shall not exercise any rights, seek or be entitled to any benefit accruing to the regular employees of the Owner.

          v The Contractor shall ensure that all Sub-contractors engaged exercise all such skill, care and technical competence as represents a high standard within their respective professions or trades as is appropriate for the satisfactory execution of their work and services.

          vi The Contractor shall not assign this Contract or any part of it. The Owner/ Owner's representative/ Architect/ Project Manager reserves the right to review and approve each Sub-contractor which the Contractor recommends at any time to engage to perform any services before such Sub-contractor is hired or performs any service.

          vii The Contractor shall exercise constant and continuous supervision and control over the workmanship, materials, plant, machinery, equipment etc used in the Work and report on the status of the same to the Owner's Representative and the Project Manager.

          viii The Contractor will be responsible for obtaining all necessary permits, approvals, certificates and the like and submit the same to the Project Managers'

          ix All the obligations and responsibilities of the Contractor under the Contract shall be subject to the satisfaction of the Owner's Representative.

          x Any activity conducted or responsibility assumed by the Owner's Representative or the Project Manager shall not relieve the Contractor of any of its obligations and responsibilities under the Contract.

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          xi   The contractor shall observe sound and established engineering practices. The contractor shall use latest standards, codes and regulations, as applicable for the purpose specified and suitable for respective uses intended. The contractor must keep at site the latest IS codes for quick referencing. The contractor must keep at site the latest IS codes for quick referencing.

4.0  SITE:

     4.1  CONTRACTOR TO SATISFY ITSELF ABOUT SITE CONDITIONS:

          The Contractor represents that before tendering for the Work the Contractor has visited the Site and satisfied itself about the Site conditions for construction and for logistics and smooth flow of workmen and materials as well as permission from appropriate governmental authorities for this purpose. The Contractor has examined the Site and taken note of the correct dimensions of the Work, and facilities for obtaining any special articles called for in the Contract Documents. The Contractor has also made its own assessment and obtained all information on the Site constraints and on all matters that will affect the execution, continuation and progress, and completion of the Works. Any extra claims made in consequence of any misunderstanding, incorrect information on any of these points or on the grounds of insufficient description or information shall not be entertained or allowed at any stage.

     4.2  ACCESS TO SITE BY THE CONTRACTOR:

          The access to the Site will be given immediately on award of the Contract to the Contractor and the Site shall be shared with other Vendors and Sub-Contractors as applicable. The Contractor shall upon being given such access commence the Work and diligently proceed with the execution of the Work in accordance with the Contract Documents. Access to the Site by the Contractor shall be merely a licence for carrying out the construction of the Work under the Contract, and the Contractor shall not by his being allowed such entry on the Site, acquire any right, lien or interest either in the Work carried out by them under the Contract or anything appurtenant or attached thereto or to any part of the Site, and its claim will only be in the nature of money found due and payable to them in accordance with the payment certificates under the provisions contained herein. The Work shall be free from all liens, charges and claims of whatsoever nature from any party other than the Owner. The Owner shall have a lien over all work performed by the Contractor, Sub-Contractor's and Vendors and also for the materials and equipment brought on Site by them.

5.   TYPE OF CONTRACT:

          The Contract shall be an item rate Contract only to execute the project according to the actual measured quantities at the rates contained in the Schedule of Rates and probable quantities as provided in the Priced Bill of Quantities with detailed specifications. The Contractor shall be entitled to payment, in Indian Rupees, of no more than the Contract Price as stated in the Letter of Award, in consideration of the Work performed and completion of the Work. The Contractor understands and agrees that the amount payable is assessed on a re-measurable basis in accordance with the tendered rates. However, the Contract Price may be altered on account of a change order. The Contract Price shall include payment for the supply of all labour (including payment to his Sub-Contractors), equipment, materials, plant and machinery, tools, transportation, framework, scaffolding, construction of civil works and all applicable taxes including the WCT, duties, octroi,

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          levies, royalties, fees, insurance premiums, contributions towards employees benefits including ESI and PF and funds, distribution of power and water and all services and activities constituting the Scope of Work defined in the General Conditions of Contract. The Contract Price shall also include the Contractor's establishment, infrastructure, overheads and all other charges, and shall generally be inclusive of every cost and expense required by the Contract to be borne by the Contractor and necessary for the proper execution and successful completion of the Work under the Contract, in conformity with the Contract Documents and the best engineering and construction practices and to the satisfaction of the Architect, Project Manager, Owner's Representative and the Owner.

     No escalation of the prices shall be allowed during the period of the contract for any reasons whatsoever and the prices quoted by the Contractor shall be deemed to be fixed and constant throughout the duration of the project and Defects Liability Period.

6.   TAXES, DUTIES ETC.:

     As part of the Contract Price, the Contractor shall, in connection with the Work, include sales tax, octroi, all applicable duties, works contract tax and any other taxes including but not limited to sales tax on the Work, levies or royalties payable on the materials and equipment forming part of the Work, now or hereafter imposed, increased or modified from time to time and shall also include any other statutory obligations and no claims on this account shall be entertained or allowed at any stage subsequently. The Contractor shall co-operate with and render all necessary assistance to the Owner to enable the Owner to avail of Modvat facility and/or recovery of other indirect taxes, duties and the like. The contract price shall not include Vat & service tax. Works Contract Tax (WCT), wherever applicable, shall be deemed to be included in the price quoted by the contractor. The WCT shall be deducted by the Owner and deposited with the authorities. A copy of the receipt shall be made available to the contractor. In case the contractor is eligible for concessions/ rebates on the WCT, he shall submit all documentary proof to the Owner for claiming reduced deduction.

7.   NOTICES, FEES, BYE-LAWS, REGULATIONS, ETC.:

     The Contractor shall comply with all applicable laws and government acts including the by-laws or regulations of local authorities relating to the Work in so far as construction, fabrication and installation activities are concerned, and it shall obtain from the local authorities all permissions and approvals required for the plying of trucks, construction of machinery etc., and also for construction of temporary offices, labour camps, stores and other temporary structures in connection with the Work, and the Contractor shall give all notices and pay all fees and charges that are and that can be demanded by law thereunder. In the Contract Price for the Work, the Contractor shall allow for such compliance and work, and for the giving of all such notices, and shall include the payment of all such fees and charges. However, no title or proprietary interest of any kind shall be created in favour of the Contractor by virtue of erection of the temporary structures.

8.   LICENCES AND PERMITS:

     The Contractor shall directly obtain all licences and permits for the materials under Government control, and those required to be obtained by the Contractor for the execution of the Work. The Contract Price shall include all transportation charges and the other expenses that may be incurred in this connection.

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9.   ROYALTIES AND PATENT RIGHTS:

     All royalties or other sums payable by the Contractor in respect of the supply and use of any patented articles, processes or inventions for the carrying out of the Work as described by or referred to in the Contract Documents, shall be deemed to have been included in the Contract Price. The contractor shall keep the Owner indemnified against all such demands as may arise on account of payment of royalties.

10.  INSURANCE:

     10.1 INSURANCE POLICIES:

          Before commencing the execution of the Work, the Contractor, without limiting his obligations and responsibilities under this Contract shall insure in the joint names of the Contractor and Owner against his liability for any material or physical damage, loss or injury which may occur to any property, including that of the Owner/Project managers/Architects, Sub-Contractors, Vendors or to any person including any employee of the Owner/Project managers /Architect, Sub-Contractors, Vendors or a member of the general public, by or arising out of the execution of the Work or in carrying out the Contract. It shall be obligatory for the Contractor to obtain and retain for all relevant times the insurance cover (in the joint names of the Contractor and Owner) under the following policies:

     10.2 CONTRACTOR'S ALL RISK INSURANCE Policy to inter alia cover the following:

          i. Entire contract value (Including the Contract Price plus 10% for the period of completion including Defects Liability Period

          ii Third party insurance to cover for any damages to third party. This shall be up to the end of the Defects Liability Period and shall include any damage to the properties and/or injury including death to the persons of the general public and any one else deemed to be third party subject to individual claims not exceeding Rs 500,000/- limited to a maximum sum of Rs 5.0 million.

          iii. Civil commotion, riots, war and other disturbances.

          Policy to cover Contractor's liability under Workmen's Compensation Act 1923, Minimum Wages Act 1948, Contract Labour (Regulation and Abolition) Act 1970 and other relevant Acts listed elsewhere. This shall be for the period up to Final Completion of the Work, including the Defects Liability Period.

          Insurance cover against damage or loss due to any reason in respect of materials equipment and/or work done. Limit of liability shall not be less than the value of such materials at any stage of the Contract, for the period of completion including Defects Liability Period.

          The Contractor shall insure against all such liabilities and shall continue such insurance during the currency of the Contract including the Defects Liability Period. Premium for all insurance policies shall be paid and borne by the Contractor and shall not be reimbursable.

          The Contractor shall produce to the Project Manager all certificates of insurance with in 7 (seven) days from the date of letter of intent/award. These certificates shall be fully executed and shall state that the policies cannot be cancelled until completion of the Contract.

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          The Contractor shall obtain written confirmation of similar certificates from all Sub-Contractors and thereby assume responsibility for any claims or losses to the Owner resulting from failure of any of the Sub-Contractors to obtain adequate insurance protection in connection with their work and shall indemnify the Owner accordingly.

     10.3 FAILURE TO INSURE:

          If the Contractor fails to comply with the terms of this clause, the Owner may effect the insurance and deduct the expenses from any moneys that may be or become payable to the Contractor or may, at his option, refuse payment of any certificate to the Contractor until the Contractor complies with this condition.

     10.4 NO LIMIT TO LIABILITY:

          In addition to the liability imposed by law upon the Contractor for injury (including death) to persons or damage to property by reason of the negligence of the Contractor or his agents, which liability is not impaired or otherwise affected hereby, the Contractor hereby assumes liability for and agrees to save the Owner harmless and indemnifies him from every expense, liability or payment by reason of any injury (including death) to persons or damage to property suffered through any act or omission of the Contractor, his employees, agents, servants, workmen, suppliers or any of his Sub-Contractors, or any person directly or indirectly employed by any of them or from the conditions of the Site or any part of the Site which is in the control of the Contractor or its employees or any of its Sub-Contractors, or any one directly or indirectly employed by either of them or arising in any way from the Work.

11.  CONTRACTOR'S SITE ORGANIZATION AND RESOURCES:

     11.1 CONTRACTOR'S REPRESENTATIVE AND SUPERVISORY STAFF.

          The Contractor shall at its cost provide and ensure continued effective supervision of the Work with the help of the Contractor's Representative, assisted by full time qualified, experienced and competent engineers, supervisors, Safety officers, Safety stewards and adequate staff, to the satisfaction of the Owner's Representative and the Project Manager for the entire duration of the Work. The Contractor shall submit its proposed site organization chart for the approval of the Owner's Representative and the Owner. The Contractor's Representative shall be on the Site at all times as the Work and the Project progresses and shall be responsible for carrying out the Work to the true meaning of the Drawings, Specifications, Conditions of Contract, Schedule of Rates, the other Contract Documents, and instructions and directions of the Owner's Representative and the Project Manager. The instructions and directions given in writing to the Contractor's Representative or to any of its assistants at the Site by the Owner's Representative or the Project Manager shall be deemed to given to the Contractor officially. Attention is called to the importance of the Contractor requesting written instruction from the Owner's Representative or the Project Manager before undertaking any Work where the Project Manager's and/or Owner's Representative direction or instructions are required. Any such Work done in advance of such instructions will be liable to be removed at the Contractor's expense and will not be paid for unless specifically approved in writing by the Project Manager and/or Owner's Representative, as the case may be.

          It shall be contractor's responsibility to provide written intimation to Owner's representative of the Project Manager, well in advance, all through the execution of

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          the project, if the work is likely to get disrupted or delayed due to non-issuance of drawings/ instructions.

          All key staff employed at the Site by the Contractor shall be considered essential to the performance of the Work and the Project Coordination Services, and all key staff shall be subject to the approval of the Owner's Representative. However such approval shall not relieve the Contractor of any of its Contractual obligations. No staff including the resident engineer and other technical supervisory staff shall be removed or transferred from the Work without the prior written permission of the Owner's Representative or Project Manager. The Owner's Representative and Project Manager shall, however, have the authority to order the removal from Site of any undesirable personnel from contractor's side due to their misconduct incompetence or negligence in the performance of their duties If key staff becomes unavailable for assignment to the Work or the Project Coordination Services for reasons beyond the Contractor's control, the Contractor shall immediately notify the Owner's Representative to evaluate the impact on the project. Prior to substitution or addition of any key staff, the Contractor shall obtain the Owner's Representative's written consent as to the acceptability of replacements or additions to such personnel. The Contractor shall at all times be fully responsible for the acts, omissions, defaults and neglect of all of its representatives, agents, servants, workmen and suppliers and those of its Sub-Contractors.

     11.2 MAN-POWER AND PLANT AND MACHINERY:

          The Contractor shall at its cost provide and install all equipment, materials plant, cranes, hoists, ladders, and scaffolding, necessary for the execution of the Work in conformity with the Contract Documents and to the satisfaction of the Owner's Representative and Project Manager. Also, all machines, tools, trucks, formwork material, man-power and every thing else necessary for the proper and satisfactory execution and completion of the Work in accordance with the Contract Documents shall be provided by the Contractor at its own cost. The Contractor shall within One week of the award of Contract submit a complete list of its manpower, plant and machinery for the approval of the Owner's Representative and Project Manager, which approval however, shall not relieve the Contractor of any of its responsibilities, obligations and liabilities under the Contract. The Contractor shall augment its manpower, plant and machinery without extra cost to the Owner whenever required or so directed by the Owner's Representative/Project Manager in order to conform to the approved construction programme for the achievement of milestones and Virtual Completion. All the tools, equipment and machinery provided by contractor for the execution of the project should be in perfect condition. Any fault or non-operation of the tools, equipment and machinery, shall be rectified immediately by the contractor and no time extension shall be allowed at all in the event of some fault of non-operation of tools, equipment and machinery.

     11.3 CONTRACTOR STORE, SITE OFFICES AND OTHER FACILITIES:

          A temporary store shall be constructed by the Contractor at a mutually agreeable space within the premises. In the event of store being on upper floor or in an area with basement, the floor loading and the stacking must be as per the Owner's representative or Project Manager's standards, specifications and guidelines. The contractor shall arrange for a site office for the tenure of the project with office furniture (desks, seats, filing) for the exclusive use of Project Manager and its staff, as per the layout and arrangements provided by Project Manager. The contractor shall, as per the requirements indicated by Project Manager, also be

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          responsible for providing a Signage board at the project site (of size as determined by Project Manager), which will indicate the Name of the project and project facilitators. For the projects requiring on-site testing facility, contractor shall also set up lab facility and install all necessary testing equipment, with valid calibration.

     11.4 SECURITY:

          The Contractor shall at its cost provide at all times adequate number of watchmen to guard the Site, materials and equipment, to the satisfaction of the Owner's Representative/ Project Manager. The Contractor shall at all times be fully responsible for the security of all materials and equipment on the Site, whether its own or those of any Sub-Contractor. Neither the Owner nor the Owner's representative/ Project Manager shall be responsible for any loss due to theft, fire, accident or any other reasons, whatsoever. Additionally, the Contractor shall, within SEVEN days of the execution of the Contract, provide all necessary details of the security agency providing the watchmen for the written approval of the Project Manager.

     11.5 TELEPHONE:

          The contractor shall provide telephone line(s), as required, for the Client's representative/ Project Manager at site. With in three days after such telephone line, the Contractor shall provide one telephone instrument and one Fax instrument in good working condition for the Project Managers and maintain thereon up to end of the project work. All the charges for Telephone and consumables for Fax instrument shall be borne by the contractor till the end of the project.

     11.6 SURVEY EQUIPMENT:

          The Contractor will arrange at its own cost, the survey equipment, as and when requested by the Project Manager.

     11.7 SANITARY CONVENIENCE:

          The same shall be as per the Owner representative/ Project Manager's guidelines and as specifically stated under EHS guidelines. Separate arrangements shall be made for male and female workers.

     11.8 SCAFFOLDING, STAGING, GUARD RAILS, BARRICADES:

          The Contractor shall at its cost provide steel scaffolding, staging, guard rails, barricades and safety barriers around all openings and at all edges, temporary stairs and other temporary measures required during construction. The supports for the scaffolding, staging guard rails, barricades and safety barriers and temporary stairs shall be strong, adequate for the particular situations, tied together with horizontal pieces and braced properly. The temporary access to the various parts of the building under construction shall be rigid and strong enough to avoid any chance of mishaps. The entire scaffolding arrangement together with the staging, guard rails, barricades and safety barriers, and temporary stairs shall be to the approval of the Project Manager which approval shall not relieve the Contractor of any of its responsibilities, obligations and liabilities for safety and for timely completion of the Work. The use of wooden scaffolding on the Site is strictly forbidden.

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     11.9 SAFETY EQUIPMENT:

          The Contractor shall provide all the personal protective equipments like safety helmets, safety boots/shoes, protective clothing, etc., at their cost to the Owner's, Owner's Representatives, Project Manager's, Architect's & their team within three days from the letter of intent or award.

     11.10 TEMPORARY LIGHTING AND VENTILATION:

          The Contractor shall at its own cost, make necessary arrangements in respect of the provision of adequate lighting and ventilation (natural as well as artificial) at all places where its workmen are engaged for carrying out the Work in a proper, safe and satisfactory manner. The contractor shall also provide general lighting in common areas such as entrances, staircases, etc with minimum LUX level requirements besides illuminating the work places.

     11.11 PROTECTION OF ENVIRONMENT:

          The Contractor understands that the Site is free from pollutants at the time of access to the Site and commencement of the Work. The Contractor shall comply with all applicable environmental laws and regulations and shall ensure that the Site is and remains free from pollutants at the end of the Project. The Contractor shall ensure inter alia, that neither the soil nor the ground water is polluted or contaminated by fuels or lubricants emitted by machinery operated on the Site or by other dangerous or poisonous substances which are or are deemed to be hazardous to the environment. Notwithstanding the above, the Contractor shall comply with all the directions and decisions of the Project Manager in this regard and all applicable environmental legislations in relation to the same including obtaining statutory consents and approvals as may be required.

     11.12 FIRST AID EQUIPMENT:

          The Contractor shall establish a fully equipped and staffed first aid centre on the Site to deal with accidental injuries and workers health.

12   LABOUR REGULATIONS:

     12.1 REGULATIONS:

          The Contractor shall be wholly and solely responsible for full compliance with the provisions under all labour laws and/or regulations such as Payment of Wages Act 1948, Employees Liability Act 1938, Workmen's Compensation Act 1923, Industrial Disputes Act 1947, the Maternity Benefit Act 1961, the Contract Labour (Regulation and Abolition) Act 1970 and the Factories Act 1948 or any modifications thereof or any other law relating thereto and rules there under introduced from time to time. The Contractor shall assume liability and shall indemnify the Owner from every expense, liability or payment by reason of the application of any labour law, act, rules or regulations existing or to be introduced at a future date during the term of the Contract. Insurance cover towards the above shall be effected by the Contractor as called for in clause 10. In general, in respect of all labour directly or indirectly employed in the Work for the performance of Contractor's part of the Contract, the Contractor shall comply with all the rules framed by the Government authorities concerned from time to time for protection of the health and welfare of the workers. The Contractor shall obtain a valid licence under the Contract Labour (R & A) Act 1970 and the Contract labour (Regulation and Abolition) Central Rules 1971 and under any

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          other applicable rules before the commencement of the Work and continue to have a valid licence until the completion of the Project.

     12.2 CHILD LABOUR:

          The Contractor shall not employ any labour less than 18 years of age on the job. If female labour is engaged, the Contractor shall make necessary provisions at its own expense for safeguarding and care of their children and keeping them clear of the Site. No children shall be permitted on the Site.

     12.3 PAYMENT OF WAGES:

          The Contractor shall pay to labour employed by him either directly or through Sub-Contractors wages not less than fair wages as defined in the relevant local labour regulations or as per the provisions of the Contract Labour (Regulation and Abolition) Act 1970 and the Contract Labour Regulation and Abolition of Central Rules 1971, wherever applicable. He shall also abide by the minimum wages and other regulations applicable to the labour engaged in the Work, as laid down by the concerned local authorities. The contractor shall, within, 7 days of issuance of LOI, furnish a copy of the current minimum wages, as circulated by State or Central regulatory authorities, applicable to the region of the project, for all trades involved in its work.

     12.4 MODEL RULES:

          The Contractor shall at its own expense comply with or cause to be complied with, Model Rules for labour welfare framed by Government or other local bodies from time to time for the protection of health and for making sanitary arrangements, Malaria control, etc. for workers employed directly or indirectly on the Work and in the workers hutment area. In case the Contractor fails to make arrangements as aforesaid, the Owner shall be entitled to do so and recover the cost thereof from the Contractor.

     12.5 SAFETY CODES:

          In respect of all labour, directly or indirectly employed on the project for the performance and execution of the Contractor's Work under the Contract, the Contractor shall at its own expense arrange for all the safety provisions as listed in (i) Safety codes of C.P.W.D. and Bureau of Indian Standards, (ii) The Electricity Act,
          (iii) The Mines Act, and Regulations, Rules and Orders made there under and such other acts as applicable.

          Precautions as stated in the safety clause are the minimum necessary and shall not preclude the Contractor taking additional safety precautions as may be warranted for the particular type of work or situations. Also mere observance of these precautions shall not absolve the Contractor of its liability in case of loss or damage to property or injury to any person including but not limited to the Contractor's labour, the Owner's, Architect's, Owner's Representative's and Project Manager's representatives or any member of the public or resulting in the death of any of these.

          Protective gear such as safety helmets, boots, belts etc. shall be provided by the Contractor at its own cost to all its man-power at the Site. The Contractor shall impose such requirements on all Sub-Contractors and Vendors also. It shall be the responsibility of the Contractor to ensure that such protective gear is worn at all times by all personnel working at the Site during the term of the Project. The Owner

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          and Project Manager/Owner's Representative shall each have the right to stop any person not wearing such protective gear from working on the Site.

          In case the Contractor fails to make arrangements and provide necessary facilities as aforesaid, the Owner shall be entitled to do so and recover the costs thereof from the Contractor. The decision of the Owner's Representative in this regard shall be final and binding on the Contractor.

     12.6 SAFETY/SITE CONDITIONS

          - The Contractor shall take full responsibility for the adequacy, stability and safety of all Site operations and ensure that the methods of carrying out the Work and the Project by the Contractor including its workmen, employees, Sub-Contractors and Vendors meet all the necessary safety standards and requirements of the EHS Plan. In order to fulfil this obligation the Contractor shall appoint a permanent safety officer for the Site.

          - The Contractor shall institute and implement to the satisfaction of the Project Manager a construction safety programme, including:

               - Preparing a Site-specific written safety programme consistent with the EHS Plan, Indian law and best practices. As a minimum, the programme shall require applicable safety equipment for ail workers, use of barriers and barricades around potentially dangerous areas, protection of workers working under elevated conditions, accident reporting, first aid provisions etc.

               - Weekly safety reviews and 'risk assessments' shall be carried out in conjunction with the Project Manager and the Owner in order to identify potential safety hazards and to mitigate against them.

               - Attending weekly or as scheduled safety meetings at site conducted by the site safety representative of project manager

               - The Contractor will be required to provide all personnel entering the Site an Identity and safety rules card and verbal explanation of the safety programme.

               - Requiring all Sub-Contractors and other workers under the responsibility of the Contractor (including the Vendors or later phases of the construction of the Project) to adhere to the written safety programme as per approved format.

     The Contractor has full responsibility for maintaining the Site in good and clean condition and removing all trash and debris on a daily basis to the satisfaction of the Project Manager. The Contractor is responsible for providing adequate sanitary facilities and maintaining them in a clean and healthy condition. If the Contractor fails to comply to the above the Project Manager will have the authority to get the same cleaned by an external agency and debit the same to the Contractor's account.

     If, by reason of any accident, or failure, or other event occurring to, in, or in connection with the Project, or any part thereof, either during the execution of the Work, or during the

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     Defects Liability Period, any remedial or other work is, in the opinion of
     Owner's Representative or the Project Manager urgently necessary for the implementation of the safety programme of the Project by the Contractor and the Contractor is unable or unwilling at once to do such work, the Owner's Representative or the Project Manager shall be entitled to employ and pay other persons to carry out such work as the Owner's Representative or the Project Manager may consider necessary. If the work or repair so done by the Owner's Representative or the Project Manager is work which, in the opinion of the Owner's Representative or the Project Manager, the Contractor is liable to do at its own cost, then all costs consequent thereon or incidental thereto shall be recoverable from the Contractor and may be deducted by the Owner's Representative or the Project Manager from any of the Retention Money (as defined in Schedule of fiscal aspects) and any moneys due or to become due to the Contractor and the Owner's Representative or the Project Manager shall notify the Contractor accordingly, provided that the Owner's Representative or the Project Manager shall, as soon after the occurrence of any such emergency as may be reasonably practicable, notify the Contractor thereof.

     The Contractor shall ensure that all operations by the Contractor, its workmen, employees, Sub-Contractors to complete the Project and the remedying of any defects therein shall, so far as compliance with the requirements of this Contract permit, be carried on so as not to interfere unnecessarily or improperly with:

          a)   the convenience of the public, or

          b) the access to, use and occupation of public or private roads, railways and footpaths to or of properties whether in the possession of Owner or of any other person.

          c) the Owner's operation and utilization of the facility at the Site; and

          d)   the Work of Vendors.

     If any hazardous or obnoxious materials (as defined by Indian law) are specified for use or are being used by Sub-Contractors or Vendors, the Contractor shall keep record of such material and forthwith give written notice to the Owner and shall ensure that the Sub-Contractors and Vendors, as applicable, use, store and dispose of such hazardous or obnoxious materials strictly in accordance with all applicable laws.

     12.7 ADDITIONAL SAFETY REGULATIONS:

          The Contractor shall continuously maintain adequate protection for the Work against fire and other hazards and shall protect the Owner's property from damage or loss during the performance of this Contract. The Contractor also shall adequately protect property adjacent to the Work.

          The Contractor shall take all necessary precautions for the safety of its employees, Subcontractors and the Vendors performing the Work and later phases of the Project and shall comply with all applicable safety laws and regulations to prevent accidents or injury to persons on, about, or adjacent to the Site.

          The Contractor shall be responsible for co-ordinating a safe working programme with the Owner's Representative. Such a programme shall include, and the Contractor shall be responsible for maintaining, the following safe working conditions and practices:

          - All combustible material, food matter, garbage, scrap, and other debris generated during the performance of the Work shall be collected and

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               removed from the Site daily. Arrangements for scrap burning should be discussed with Owner's representative.

          - An adequate number and type of fire extinguishers shall be provided at the Site for fire control and shall be kept/maintained in satisfactory and effective working condition, at all times.

     12.8 REQUIREMENT OF FIRE EXTINGUISHERS

          Each gas welding or burning, arc welding unit, tar pot, or open flame unit requires a fire extinguisher with it during operation.

     12.9 REQUIREMENT OF EQUIPMENT

          The availability of fire blankets is recommended. Other equipment related conditions are as follows:

          - The Contractor shall use only safe equipment in good condition. The Contractor shall not use or permit to be used the Owner's equipment and the Owner shall not use the Contractor's equipment without prior written permission of the other.

          - When working in an occupied building or area, the Contractor must before commencement of work familiarise itself with the hazards of that area, such as the location of flammable substances and toxic fumes.

          - Materials and equipment intended for installation in the Work as well as the Owner's equipment and materials already in place are to be protected at all times from debris, weather, or any damage. The Contractor shall take all steps necessary to ensure the preservation condition of such equipment.

          - The Contractor's materials, tools, and equipment shall be stored only in areas approved by the Owner for this purpose.

          - Site access and parking by the Contractor's personnel shall be at locations designated by the Owner/ Project Manager. Only the Contractor's personnel necessary for the performance of the Work shall be permitted access to the Site. The Contractor and its employees and Sub-contractors shall adhere to all speed limits and traffic regulations at the Site.

          - The Contractor and its employees and subcontractors shall strictly obey all "No Smoking" restrictions.

          - The Contractor shall not operate or use or manipulate utilities at the Site without the Owner's prior written approval.

          - No valves shall be turned off or on, or electrical disconnect switches operated except in an emergency. Any required utility "shut downs" will be scheduled and co-ordinated by the Owner's Representative.

          - The Contractor shall make any requests for utility manipulation or "shut downs" in writing on least two (2) days' notice.

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     12.10 SAFETY WITH REGARD TO SITE AND HOUSEKEEPING:

          - The use of intoxicants or unlawful drugs at the Site, in any degree, shall be strictly prohibited. The Contractor shall rigorously enforce this regulation.

          - When overhead work is in progress in or around an occupied area, signs to denote such work prominently displaying "Overhead Work" shall be used or the area shall be protected by barricade.

          - Dusty work, such as concrete breaking or demolition, in or near occupied areas, shall proceed only after wetting down the area and taking steps necessary to prevent dust from penetrating occupied areas and creating a nuisance.

          - Care shall be taken not to block any door, passageway, safety exit, fire fighting equipment, or safety equipment with materials or equipment.

          - Contractor shall maintain general cleanliness at site. All waste and debris shall be stored at designated place and disposed regularly.

          - Materials must be piled, stacked, or stored in a neat and orderly manner. All stacking, whether inside or outside a building, shall be parallel to or at right angles to the building line or fence.

          - When noisy operations of a prolonged nature are necessary in or near an occupied area, arrangements must be made with the Owner's Representative for scheduling to minimize any nuisance in the occupied area.

     12.11 NON-COMPLIANCE OF REGULATIONS

          If the Project Manager or the Owner's Representative notifies the Contractor of non-compliance with the foregoing regulations, the Contractor shall immediately, if so directed, or in any event not more than eighteen (18) hours after receipt of such notice, make all reasonable efforts to correct such non-compliance. If the Contractor fails to do so, the Owner may suspend all or any part of the Work. When the Contractor has undertaken satisfactory corrective action, Owner shall lift the suspension of the Work. The Contractor shall not claim any extension of time to complete the Work or additional fees due to any such work suspension.

     12.12 IMPLEMENTATION OF SAFETY MEASURES

          Notwithstanding anything herein before contained, particularly in clause 12.5, 12.6 and 12.7, the Contractor shall be liable to ensure and implement all safety measures, whether or not statutorily prescribed, to safeguard, preserve and protect the life, health and welfare of every workman employed/deployed/engaged directly or indirectly by the Contractor on the Site and in relation to or connected with the Work and all Vendors employed in later phases of the Project in addition to installing, providing every prescribed safety and protective equipment, clothing etc., and the mere absence of any reference to or specification of a particular statute or rule or regulation in this Contract shall not absolve the Contractor of an obligation to comply with every such law, rule or regulation. The obligations stipulated in clauses 12.5, 12.6 and 12.7 shall not in any manner be deemed to limit or restrict any obligation or duty that any law, rule

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          or regulation may otherwise impose upon the Contractor. The Contractor shall be liable for all consequences/liabilities arising out of its violating any of the aforesaid provisions, including fines, penalties, compensations, damages, prosecutions, proceedings, medical expenditure and costs, rehabilitation costs and all other expenses connected therewith.

13.  CONTRIBUTION TOWARDS EMPLOYEE BENEFITS, FUNDS ETC.:

     The Contractor shall include in the Contract Price all expenses necessary to meet its obligations for making contributions toward employee benefits funds (Such as provident fund, ESI benefits, old age pension and/or any other benefits/compensation legally payable) in compliance with all the statutory regulations and requirements. All records in this connection shall be properly maintained by the Contractor and produced for scrutiny by the concerned authorities, the Project Manager and the Owner whenever called for.

     It is expressly understood by and between the Parties that strict compliance of all the applicable statutes shall be the responsibility of the Contractor and any damages, penalties levied on Owner for the laxities or non-compliances on the part of Contractor shall be recovered from the Contract Price payable. The Contractor shall strictly comply with all the statues and furnish documentary evidence to that effect as and when called upon by the Owner or the Project Manager

     The Contractor shall indemnify and keep the Owner indemnified against any loss, damage, action, claims, costs and expenses that Owner may suffer or sustain on account of any breach or default, by the Contractor in performance of their obligations under the Labour laws.

14.  SETTING OUT AND SITE SURVEYS:

     The Contractor shall establish, maintain and assume responsibility for all bench marks and grid lines, and all other levels, lines, dimensions and grades that are necessary for the execution of the Work, in conformity with the Contract Documents. The Contractor shall establish its relation to the permanent benchmarks and boundary lines established at the Site. The Contractor shall verify and co-relate all the survey data available at the Site before commencing the Work and shall immediately report in writing any errors or inconsistencies to the Project Manager. Commencement of Work by the Contractor shall be regarded as its acceptance of the correctness of all survey and setting out data available at the Site and no claims shall be entertained or allowed in respect of any errors or discrepancies found at a later date. If at any time error in this regard appears during its progress of the Work, the Contractor shall at its own expense rectify such error to the satisfaction of the Project Manager

     The approval by the Project Manager of the setting out by the Contractor shall not relieve the Contractor of any of the responsibilities, obligations, and liabilities under the Contract.

     The Contractor shall be entirely and exclusively responsible for the horizontal, vertical and other alignment for all levels and dimensions and for the correctness of every part of the Work, and he shall rectify effectively any errors or imperfections therein. All such rectifications shall be carried out by the Contractor at its own cost and to the instructions and satisfaction of the Project Manager

     The Contractor shall employ qualified surveyors to carry out all the surveys and setting out works.

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15.  DRAWINGS, SPECIFICATIONS, INTERPRETATIONS ETC.:

     Within 7 days after the issue of Letter of Intent or award, the Contractor shall be furnished by the Project Manager and/or Owner's Representative with one copy each of the Conditions of Contract, Specifications, and Schedule of Rates, without cost to contractor for its own use and for the use of its Sub-Contractors until the completion of the Contract. Additional copies of Contract Documents will be supplied on payment at actual cost basis. Three copies of working drawings shall be provided by the Architect through Project Manager to the Contractor as the Work progresses. The timing of the provision of drawings shall be mutually agreed between the Contractor and Owner's Representative/Project Manager/Architect in conformity with the construction programme and with due regard for the need to order and specify materials and equipment to the Site. Additional copies of construction status drawings will be supplied on payment at actual cost basis.

     In general, the Drawings shall indicate the dimensions, positions and type of construction, the Specifications shall stipulate the quality and the methods and performance criteria, and the Schedule of Rates shall indicate the rates for each item of work for evaluating change orders. However, the above Contract Documents being complementary, what is called for by any one shall be binding as if called for by all.

     Matters not contained in the specifications and in case of any ambiguities in written specifications of the contract, the works shall be executed as per relevant BIS codes and CPWD specifications in that order of preference. If such codes have not been framed, the decision of the Architect shall be final.

     Any work indicated on the Drawings and not mentioned in the Specifications or vice versa, shall be deemed as though fully set forth in each. Work not specifically detailed, called for, marked or specified, shall be the same as similar parts that are detailed, marked or specified.

     From time to time during the progress of the Work, the Contractor will be issued with revisions of Drawings and written instructions by the Project Manager in connection with and necessary for the proper execution and successful completion of the Work. All such revisions of Drawings and written instructions shall be part of the Contract Documents and the Contractor shall be bound to carry out the work that is shown and detailed on all such Drawings and shall be bound to follow and comply with all such instructions.

     All Drawings and their subsequent revisions will be issued to the Contractor via listing on transmittals by the Project Manager. The Contractor shall maintain a Drawing register listing all Drawings and their latest revisions. All superseded Drawings shall be so stamped and withdrawn from circulation at the Site. It shall be the responsibility of the Contractor to ascertain and ensure that all the Work is carried out in accordance with the latest revisions of the Drawings issued to him. Should the Contractor fail to do this, all the rectifications and remedial work that may be required to conform to the latest revisions of the Drawings shall be at the Contractor's expense.

     Wherever it is mentioned in the Conditions of Contract, Specifications, and other Contract Documents that the Contractor shall perform certain work or provide certain facilities, it is understood that the Contractor shall do so at its own cost, unless otherwise provided in the Documents.

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     The Contractor shall immediately in writing bring any errors or inconsistencies in the Drawings and Specifications to the attention of the Project Manager for interpretation or correction before proceeding with the affected portion of the Work, and no claims or losses alleged to have been caused by such discrepancies shall be entertained or allowed at any stage. Local conditions which may affect the Work shall likewise be brought to the Project Manager's attention at once. If at any time it is discovered that work, which has been done or is being done is not in accordance with the approved Drawings and Specifications, the Contractor shall correct the work immediately. Correction of such work shall be at the expense of the Contractor and shall not form a basis for any claims for payment or extension of time. The Contractor shall carry out all the rectification work only after obtaining approval for the same from the Project Manager

     The Contractor, in the execution of the Work, shall make no deviations from the Drawings, Specifications, and other Contract Documents. Interpretations and clarifications shall be issued by the Project Manager.

     No scaling of any Drawing shall be done to obtain the dimensions. Figured dimensions on the Drawings shall be used for carrying out the Work. Drawings with large scale details shall take precedence over small scale Drawings. Where any Drawings and details have not been provided but are necessary for the execution of the Work, it shall be the responsibility of the Contractor to seek these drawings and details in writing from the Project Manager at least four weeks prior to the latest date by which the Contractor needs these drawings and details to suit the programmed execution of the Work. No extension of time shall be allowed for any delays caused due to the Contractor's failure to seek such details.

     Drawings, Schedule of Rates, Specifications, and other Contract Documents, and all copies thereof furnished by the Project Manager shall become the Owner's property. They shall not be used on any other work and shall be returned to the Owner at its request or at the completion of the Contract.

16.  WATER AND ELECTRICITY:

     Provision of water shall be in the scope of the contractor and he is to make provision for supply of the required quantity of water at his own cost. Provision of Electricity shall also be in the scope of the civil contractor. General area lighting shall also be provided by the civil contractor.

17.  ASSIGNMENT AND SUB-LETTING:

     The Contractor shall not assign this Contract. The Contractor may, however, subcontract any part of the Work with the prior written consent of the Project Manager and the Owner's Representative. Any permission to sub-contract parts of the Work shall not relieve the Contractor from any of its responsibilities, obligations, and liabilities under this Contract.

18.  SUB-CONTRACTORS:

     As soon as practicable, but at LEAST ONE WEEK before awarding any sub-contract, the Contractor shall submit to the Architect, Project Manager and the Owner's Representative in writing the names of the Sub-Contractors proposed for any part of the Work, for the approval of the Architect, Project Manager and the Owner's Representative. The Contractor shall employ such Sub-Contractors only after he has

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     received confirmation in writing of such approval from the Project Manager and the Owner's Representative. Such approval, however, shall not relieve the Contractor of any of its responsibilities, obligations and liabilities under the Contract. The Contractor shall be responsible for the acts, defaults and neglect of all Sub-Contractors and their agents, servants and workmen. The Contractor shall not employ any Sub-Contractor to whom the Project Manager or the Owner's Representative object and/or does not approve. The Architect may by written instruction inform the Contractor, waiving the need for the Architect to specifically approve the Sub-Contractors in addition to the approval of the Project Manager.

19.  SEPARATE CONTRACTS:

     The Owner reserves the right to let other contracts in connection with the Project. The Contractor shall afford other contractors reasonable opportunity for their access to the Site, for the storage of their materials, and for the execution of their work, or if specified give assistance to such contractors for such purposes as are specified. The Contractor shall properly connect and co-ordinate its Work with that of the other contractors that may be employed or engaged by the Owner. If any part of the Contractor's Work depends for proper execution or results upon the work of any other contractor, the Contractor shall inspect and promptly report in writing to the Project Manager, any defects in such work that render it unsuitable for such proper execution and results. The Contractor's failure to do inspect and report shall constitute an acceptance of the other contractor's work as fit and proper for receiving the work of the Contractor.

20.  CO-ORDINATION OF WORK:

     At the commencement of the Work, and from time to time, the Contractor shall co-operate with other contractors, Sub-Contractors, persons engaged on separate contracts in connection with the Project, Vendors and the Project Manager and with the Owner's Representative for the purpose of the co-ordination and execution of various phases of the Project. The Contractor shall determine and ascertain from the Vendors and persons engaged on separate contracts, in connection with the Project, the extent of all chasings, cutting and forming of all openings, holes, details of all inserts, sleeves, etc. that are required to accommodate the various services.

     The Contractor shall determine and ascertain the routes of all services and positions of all floor and wall openings, outlets, traps, the details of all inserts, equipment and services and shall carry out the construction and making good of all "builder's work" in accordance with and as shown, described and/or measured in the drawings, Specifications, and other Contract Documents. Also, the Contractor shall ensure that all required services, inserts, sleeves, embedment etc. are in place/position before he proceeds with its work. Should the Contractor fail to comply with these requirements and the consequence of such failure necessitates the breaking, re-doing and making good of any work, then the cost of all such breaking, re-doing and making good of any work shall be to the account of the Contractor and shall be borne by him. No breaking and cutting of completed work shall be done unless specifically authorised in writing by the Project Manager. No work shall be done over broken or patched work without first ascertaining that the broken surface is adequately prepared and reinforced to receive and hold further work, as determined by the Project Manager.

     In order to ensure proper co-ordination is being undertaken, weekly meetings, chaired by the Project Manager, will be held with the various contractors and at which co-ordination will be discussed and minutes of actions proposed circulated.

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21.  OVERTIME WORK:

     If it is necessary for the Contractor or any Sub-Contractor to work on other than working days or outside the normal working hours in order to keep up to the time schedule and meet the Construction Programme, the Contractor shall obtain the prior approval of the Project Manager in writing, which approval shall not be unreasonably withheld. The additional cost of wages and any other costs incurred as a result of overtime or any shift work shall be borne by the Contractor.

22.  MATERIALS, WORKMANSHIP, STORAGE, INSPECTIONS ETC.:

     22.1 MATERIALS AND WORKMANSHIP:

          The Contractor shall be responsible for the establishment of a full and comprehensive quality control system for the Work. The system shall include, but not be limited to, the means of controlling the testing and receipt of materials, the inspection of the Work, the filing and ordering of drawings and correspondence and the duties and responsibilities of staff members.

          All materials and equipment to be incorporated in the Work shall be new. The materials, equipment, and workmanship shall be of the best quality of the specified type, in conformity with Contract Documents and the best engineering and construction practices, comply with the specifications and to the entire satisfaction of Project Manager. This requirement shall be strictly enforced at all times and stages of the Work and no request for change whatsoever shall be entertained on the grounds of anything to the contrary being the prevailing practice. The Contractor shall immediately remove from the Work any materials, equipment and/or workmanship which, in the opinion of the Project Manager are defective or unsuitable or not in conformity with the Contract Documents and best engineering and construction practices, and the Contractor shall replace such rejected materials, equipment and/or workmanship with proper, specified, and required and approved materials, equipment and/or workmanship, all at its own cost within a period of seven (7) days from the date of issuance of such notice.

          The Contractor shall, whenever required to do so by the Project Manager immediately submit satisfactory evidence and necessary test results as to the kind and quality of the materials and equipment.

     22.2 SPECIAL MAKES OR BRANDS:

          Where special makes or brands are called for, they are mentioned as a standard. Others of equivalent quality may be used provided the substituted materials as being equivalent to the brand specified, and prior approval for the use of such substituted materials is obtained in writing from the Project Manager's. Unless substitutions are approved by the Project Manager's in writing in advance, no deviations from the Specifications and other Contract Documents shall be permitted, the Contractor shall indicate and submit written evidence of those materials or equipment called for in the Specifications and other Contract Documents that are not obtainable for incorporation in the Work within the time limit of the Contract. Failure to indicate this in writing within two weeks of the signing of the Contract will be deemed sufficient cause for denial of any request for an extension of time because of the same.

          Alternative equivalent brands if suggested by the Contractor during construction may be considered provided the suggested brand fully meets the requirements and

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          is acceptable to the Project Manager's. Any variation in price due to the use of alternate brands shall be permissible provided it is pre-approved in writing by the Owner's Representative's.

     22.3 PROPER SCHEDULING AND DELIVERY OF MATERIALS:

          All materials and equipment shall be scheduled and delivered so as to ensure a speedy and uninterrupted progress of the Work, and the same shall be properly stored.

     22.4 LIST OF MATERIALS:

          Within seven (7) days of the signing of the Contract, the Contractor shall submit for the approval of the Project manager's a complete list of all materials and equipment the Contractor and its Sub-Contractors propose to use in the Work, of definite brands or makes, which differ in any respect from those specified, or the particular brand where more than one is specified as standard. The Contractor shall also list items not specifically mentioned in the Contract Documents but which are reasonably inferred and are necessary for the proper execution and successful completion of the Work.

     22.5 STORAGE OF MATERIALS AND EQUIPMENT AT SITE

          The Contractor shall, at its own cost, provide adequate storage sheds and yards at the Site, at locations pre-approved by the Project Manager, for all materials and equipment that are to be incorporated in the Work. This shall be for all the materials and equipment, supplied by the Contractor or any Sub-Contractor. In addition to being water-tight and weather-proof, the storage facilities shall be of such a manner that all the materials and equipment are adequately protected in every way from any deterioration or contamination or damage whatsoever, and to the complete satisfaction of the Project Manager. The method of storing of all the materials and equipment shall be in conformity with the Specifications and/or to the directions and instructions of the Project Manager. At no time shall any material or equipment be stored in open or in contact with the ground. Should any of the materials or equipment deteriorate or be contaminated or damaged in any way due to improper storage or for any other reason then such materials and equipment shall not be incorporated in the Work and shall be removed forthwith from the Site and the replacement of all such materials and equipment shall be entirely at the cost and expense of the Contractor. The Contractor shall be responsible for also providing, at its own cost, proper and adequate security for all the materials and equipment stored at the Site so as to prevent any theft, pilferage etc., and the Contractor shall be responsible and liable for all the matters in connection with such security or the lack thereof. Where, after permission has been sought and obtained from the Project Manager, any material or equipment is kept on any portion of the structure, this shall be done in such a manner as to prevent any overloading whatsoever of the structure, to the complete satisfaction. The cost associated with any damage to any portion of the structure in this respect shall be to the account of the Contractor and shall be borne by him.

          Should delays be caused on account of removal and replacement of any materials or equipment or on account of any lack of security, the Contractor shall not be entitled to any extension of time or increase in the Contract Price.

          Wherever applicable the storage of materials shall be in accordance with the relevant Indian Standard Specifications.

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     22.6 RIGHT TYPE OF WORKMEN, PLANT AND MACHINERY, JIGS, TOOLS, ETC.:

          The Contractor shall employ the right type of workmen, plant and machinery, jigs, tools etc. to fabricate and/or install all materials and equipment. They shall be fabricated and/or installed without any damage and in accordance with the manufacturer's instructions and manuals, and to the satisfaction of the Project Manager.

     22.7 INSPECTION:

          All materials, equipment, and workmanship shall be subject to inspection, examination and testing at all times and stages during construction, manufacture and/or installation, by the Project Manager and they shall have the right to reject and order the removal and replacement of any defective material, equipment and / or workmanship or require its correction and rectification. The Contractor shall not proceed with any operation or sequence or trade of the Work until the previous operation or sequence or trade has been inspected and approved by the Project Manager. No embedded items or any other work shall be covered up unless these have been inspected and approved by the Project Manager. The onus shall be on the Contractor to get such inspections carried out and obtain such approvals. Should the Contractor fail to comply with these requirements, then all additional or redoing of work necessitated as a consequence thereof shall be at the Contractor's cost and expense. No inspection or approval shall relieve the Contractor of any of its responsibilities, obligations and liabilities under the Contract. No defective workmanship shall be repaired or patched up in any way without inspection and direction of the Project Manager.

          Rejected workmanship shall be immediately corrected and rectified and rejected materials and equipment shall be removed and replaced with proper, specified and required materials and equipment, by the Contractor to the approval and satisfaction of the Project manager. The cost of all such correction and rectification and such removal and replacement shall be to the account of the Contractor and shall be borne by him, and also, the Contractor shall be responsible for all delays in this regard. The Contractor shall promptly segregate and remove the rejected materials and equipment from the Site and shall not reuse them in the Work. If the Contractor fails to proceed at once with the correction and rectification of rejected workmanship and/or the removal and replacement of rejected materials and equipment, the Owner shall have the right to employ other persons / agencies to correct and rectify such workmanship and/or remove and replace such materials and equipment, and recover the cost thereof from the Contractor, or the Owner may terminate the right of the Contractor to proceed further with the Work.

          The Contractor shall furnish promptly and without any charge, all facilities, access, labour, materials, plant and tools required and necessary for enabling the Project Manager, to carry out inspections and tests in a safe and convenient manner. The Contractor shall ascertain and ensure that the facilities and access provided for the carrying out of all inspections are completely safe in every respect and the Contractor shall be fully responsible and liable for all matters in connection with such safety.

     22.8 TESTING:

          All the tests on materials, equipment, and workmanship that shall be necessary in connection with the execution of the Work, as decided by the Project Manager and

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          as called for in the Contract Documents, shall be carried out at the cost of the Contractor at the place of work or of manufacture or fabrication or at the Site or at an approved testing laboratory or at all or any such places. The Contractor shall provide all transportation, assistance, instruments, machines, labour and materials as are required for the examining, measuring and testing as described above, and all expenses connected with the tests as described above shall be borne by the Contractor.

     22.9 CERTIFICATES:

          The Contractor shall furnish, at its own cost, test certificates for the various materials and equipment as called for. Such test certificates shall be from the manufacturer for the particular consignment/lot/piece and shall be duly authenticated by respective consultants. The details in respect of the test certificates shall be as decided by the Project Manager (in consultation with consultants) for the relevant items.

23.  CONSTRUCTION DOCUMENTATION:

     23.1 The contractor shall have a well established system for all kinds of construction documentation generated on the project. Project Manager shall conduct an alignment session with contractor at the time of kick-off meeting, explaining the contractor about the Standardized procedures to be adopted for specific documentation like Technical Submittals, Request for Information, Non-conformance notices, Change requests, Site Instructions, Invoicing procedures, Construction start-up, Schedules, Drawings, and all other procedures as indicated by Project Manager. The contractor shall be responsible to follow those procedures, wherever applicable to them, for the execution of work. Immediately after the contract award, Project Manager shall arrange for a Kick-off meeting and contractor shall be bound to fulfil all the requirements mentioned in that meeting.

     23.2 After the award of the Contract, the Contractor shall furnish for the approval of the Architect, all samples of materials and shop drawings called for in Contract Documents or required by the Project Manager, which are required for immediate start of work. During the project execution, the material samples shall be submitted well in advance of the upcoming activity. The samples and shop drawings shall be delivered as directed by the Project Manager. No extra payment shall be due to the Contractor for submission of material sample and preparation of shop drawings. A schedule giving dates of the submission of samples and shop drawings shall be included in the time schedule. Samples / materials approved by the Project Manager/ Architect/ Consultant, shall be kept at Site under safe custody of Contractor and on completion of the Work handed over to the Owner.

     23.3 The Contractor shall during the course of execution, prepare and keep updated a complete set of "as-on-date as built drawings" reflecting current status of construction, marked with each and every change from the Contract drawings.

     23.4 Agreed upon number of sets of "as built" drawings shall be supplied to the Project Manager upon completion of project, along with a soft copy of the drawings in AutoCAD format (specified version) at no extra cost to the owner.

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24.  CONSTRUCTION PROGRAMME, SCHEDULES AND PROGRESS REPORTS:

     24.1 CONSTRUCTION PROGRAMME:

          - Every contractor should furnish along with its tender an overall construction programme utilizing a known CPM software package like Microsoft Project, latest version. The construction programme shall clearly show all the sequential activities of work required to be carried out from the commencement of the Work up to the Virtual Completion. Work associated with each of the packages works shall be clearly identifiable.

          - The construction programme shall be based on the required milestones as per the enclosed bar chart.

          - The Tenderers proposed construction programme and payment milestones shall elaborate in detail on relevant milestones and comment on Construction Programme enclosed.

          - Every week, or sooner if required by the Project Manager, the approved programme charts shall be reviewed in relation to the actual progress of the Work, and shall be updated as necessary. If at any time it appears to the Project Manager that the actual progress of the Work does not conform to the approved programme, the Contractor shall produce, at its expense and without reimbursement therefore, a revised programme showing the modifications to the approved programme and the additional input of resources by the Contractor necessary to ensure completion of the Work within the time stipulated for completion.

          - The submission to and approval by the Project Manager of such programmes or the furnishing of such particulars shall not relieve the Contractor of any of its responsibilities, obligations and liabilities under the Contract.

     24.2 CONSTRUCTION SCHEDULES:

          Along with the construction programme described in Clause 24.1, the Contractor shall also submit the following schedules:

               -    Manpower Schedule

               -    Plant and Equipment Schedule

               - Materials Schedule (including status and mobilisation programme)

               -    Material samples Schedule

               -    Shop drawings Schedule (including status and delivery)

     24.3 DAILY SITE REPORTS:

          The Contractor shall throughout the contract period, submit daily site reports to the Project Manager and the Owner's Representative. The reports will include, but not be limited to:

               -    Record of the Site progress

               -    Number of employees on the Site

               -    Number of men employed on individual trades

               - Plant and machinery at site (including an indication as to whether the plant is working or standing)

               -    Notification of accidents

               -    Events influencing the progress of the Work

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     24.4 EMPLOYEE RECORDS

          The records should include all staff employed by the Contractor as Sub-contractors.

     24.5 SITE REGISTER:

          The Contractor shall maintain a site register that records the name and time of arrival and departure, at Site, of any visitors and entry of material.

     24.6 PROGRESS REPORTS:

          At the end of each fortnight the Contractor shall submit a fortnightly progress report in a format agreed with the Project Manager. The reports shall include 2 sets of progress photographs taken from pre-determined locations, which illustrate the progression of the Work.

     24.7 MEETINGS:

          The designated Site In-charge from contractor's side will attend and participate in the weekly progress review meetings, schedule review meetings and any other meetings convened by Project Manager, Architect/ Consultant or Owner where their presence is required, as determined by Owner or Project Manager. The designated site safety in-charge of contractor shall attend all safety meetings conducted at job site and also participate in Weekly progress meetings, as required by Project Manager.

25.  BUREAU OF INDIAN STANDARDS:

     25.1 INDIAN STANDARDS SPECIFICATIONS

          A reference made to any Indian Standards Specifications in the Contract Documents shall imply reference to the latest version of that Standard, including such revisions/amendments as may be issued, during the currency of the Contract, by the Bureau of Indian Standards and the corresponding clause/s therein shall hold valid in place of those referred to. The Contractor shall keep copies at the Site of all latest publications of relevant Indian Standard Specifications applicable to the Work at the Site, as listed in the Specifications.

     25.2 AMENDMENTS TO BIS

          Amendments to BIS codes announced after finalization of the Contract shall be followed.

     25.3 TOLERANCES:

          In case work does not conform to the dimensions and limits of tolerances specified in the Contract Documents and/or the Indian Standard Specifications the contractor shall be liable for all costs and expenses incurred for rectifications and/or replacements of any other Contractor's and/or Sub-Contractor's work required, in accordance with the directions of the Project Manager, for the proper installation of the finishing elements and/or equipment, and/or for structural purposes. The Project manager decision in this respect shall be final and binding on the Contractors and Sub-Contractors, and all such costs and expenses shall be recovered from the pertinent Contractors and Sub-Contractors and shall be deducted by the Owner from any money that may be payable or that may become payable under the Contract to such pertinent Contractors and Sub-Contractors for and on behalf of the Contractor.

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26.  PROTECTION OF WORKS:

     26.1 The Contractor shall take full responsibility for the proper care and protection of the work carried out in respect of the Project from commencement until completion and handing over of the Project to the Project Manager. The Contractor shall protect and preserve the work carried out in respect of the Project in every way from any damage, fire or accident, including by providing temporary roofs, boxing or other construction as required by the Project Manager. This protection shall be provided for all property on the Site as well as adjacent to the Site. The Contractor shall adequately protect, to the satisfaction of the Project Manager, all the items of finishing work to prevent any chipping, cracking, breaking of edges or any damage of any kind whatsoever and to prevent such work from getting marked or stained or dirty. Should the Contractor fail to protect the work in respect of the Project or any part thereof and should any damage be caused to the same, the Contractor shall be responsible for all replacement and rectification, as directed by the Project Manager, and all costs and expenses in connection with such replacement and rectification shall be to the account of the Contractor and shall be borne by it

     26.2 The Contractor shall in connection with the Work provide and maintain at its own cost all lights, security guards, fencing and anything else necessary for the protection of the Work and for the safety of the public and every one associated with the Work, all to the approval and satisfaction of the Project Manager.

     26.3 All operations necessary for the execution of the Work shall be carried out so as not to interfere with the convenience of the public, or with the traffic, or the access to, use and occupation of public or private roads and footpaths or of properties whether in the possession of the Owner or of any other person. The Contractor shall save harmless and indemnify the Owner in respect of all claims, proceedings, damages, costs, charges, and expenses whatsoever arising out of or in relation to any such matters.

27.  CLEANING OF WORKS AND CLEARING OF SITE:

     27.1 The Contractor shall maintain the Site and all Work thereon in neat, clean and tidy-conditions at all times. The Contractor shall remove all rubbish and debris from the Site on daily basis and as directed by the Project Manager. Suitable steel skips shall be provided at strategic locations around the Site to receive waste and packaging materials.

     27.2 Just prior to the Virtual Completion of the Work, or whenever so directed by the Project Manager, the Contractor shall carry out all the work necessary to ensure that the Site is clear and the Work are clean in every respect, the surplus materials, debris, sheds and all other temporary structures are removed from the Site, all plant and machinery of the Contractor are removed from site, the areas under floors are cleared of rubbish, the gutters and drains are cleared, the doors and sashes are eased, the locks and fastenings are oiled, all electrical, plumbing and other services are tested and commissioned, the keys are clearly labelled and handed to the Project Manager, so that at the time of Virtual Completion the whole Site and the Work are left fit for immediate occupation and use, to the approval and satisfaction of the Project Manager, and the Owner's Representative.

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     27.3 Should the Contractor fail to comply with the cleaning requirements, whether progressively or before completion, or fail to clear the Site as directed and required, then the Project Manager, after giving due notice in writing to the Contractor, shall have the right to employ other persons or agencies to carry out the cleaning and/or clearing work and all costs incurred on such work shall be recovered from the Contractor and shall be deducted by the Owner from any money that may be payable or that may become payable to the Contractor.

28.  METHOD OF MEASUREMENT:

     To evaluate any additional work instructed under change orders by the Project Manager or the Owner's Representative, the standard method of measurement in accordance with the Standards laid down by Bureau of Indian Standards (IS: 1200) shall be followed. However if definite methods of measurements are stipulated in the Schedule of Rates or Specifications, then the same shall supersede BIS methods and shall be followed. In the event of any dispute with regard to the method of measurement of any work, the decision of the Project Manager shall be final and binding and no extra claims shall be entertained or allowed at any stage in this regard.

29.  COVERING UP:

     The Contractor shall give at least 24 hours clear notice in writing to the Project Manager before covering up any of the Work in foundations or any other such areas in order that inspection of the Work may be carried out for maintaining proper quality control. In the event of the Contractor failing to provide such notice he shall, at its own expense, uncover such Work as required to allow the inspection to be taken and thereafter shall reinstate the Work to the satisfaction of the Project Manager.

30.  PAYMENTS AND SECURED ADVANCE:

     As per the Schedule of Fiscal Aspects

     30.1 PAYMENTS FOR EXECUTED WORK:

          Running Account Bills:

          The Contractor shall prepare measured bills as directed by the Project Manager (detailed measurement, abstract sheet, purchase bills, deviation statement for on going and completed work, materials reconciliation statement and any specific instructions which may be given in this regard by the Project manager and other supporting documents) once per month and submit the same to the Project Manager's in three (3) copies for checking and issue of interim certificate.

     30.2 PAYMENT CERTIFICATE

          The Project Manager will issue a payment certificate within the number of working days as reflected in Schedule of Fiscal aspects, from the date of the bill submitted by the contractor for the value of work (net amount due to the contractor after deductions) executed by the contractor, provided supporting detailed measurements, purchase bills, abstract sheets and other supporting documents requested by the Project Manager are furnished at the time of submission of bills. Thereafter, the contractor shall be paid by the Owner of certified amount (after deduction of

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          applicable TDS), within the number of days as specified in Schedule of
          Fiscal aspects.

     30.3 RETENTION MONEY & FINAL BILL

          As per the Schedule of Fiscal Aspects

     30.4 WITHHOLDING OF PAYMENTS

          The Project Manager may withhold payment or, on account of subsequently discovered evidence, nullify the whole or a part of any payment certificate to such extent as may be necessary to protect the Owner from loss on account of including but not limited to the following:

          -    Defective work not remedied by the Contractor.

          - Failure of the Contractor to make payments properly and regularly to its own workers, to its Sub-Contractors, to its suppliers.

          - Damage by the Contractor to the work of other Contractors, Sub-Contractors or Vendors.

          - A reasonable doubt that the Contract cannot be completed for the balance unpaid amount.

          - A reasonable doubt that the Contractor intends to leave work items incomplete.

          - Failure of the Contractor to execute the Work in conformity with the Contract Documents.

          - Failure of the Contractor to meet or keep-up with the approved Construction Programme on which the agreed payment schedule is based.

          - Failure of the Contractor to comply with and fulfil all contractual obligations and liabilities stipulated in the Contract Documents.

31.  RECTIFICATION OF IMPROPER WORK NOTICED:

     If it shall appear to the Project Manager or the Owner's Representative during the progress of the Work that any work has been executed with unsound, imperfect or unskilful workmanship or with materials of any inferior description or that any materials or articles provided by the Contractor for the execution of the Work are unsound or of a quality inferior to that contracted for or otherwise not in accordance with the Contract, the Contractor shall, on demand in writing from the Project Manager, specifying the work, materials or articles complained of, notwithstanding that the same may have been passed and certified, forthwith rectify or remove and reconstruct the work so specified in whole, or in part as the case may require or as the case may be, remove the materials or articles so specified and provide other proper and suitable materials or articles at its own proper charge and cost and in the event of its failing to do so within a period so specified by the Project Manager in its demand aforesaid, the Project Manager may rectify or remove and re-execute the work or remove and replace with others, the materials or articles complained of as the case may be at the risk and expense in all respects of the Contractor, and deduct the expenses from the Retention Money or any sums that may be due at any time thereafter may become due to the Contractor or from its performance bond.

32.  CHANGE ORDERS:

     32.1 The Owner reserves the right to alter the Scope of Work (See CI.2.6) and consequently the Contract Price shall be suitably adjusted for such

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          changes by reference to the rates in the Schedule of Rates. The
          Project Manager shall issue all change orders only after obtaining the prior written consent of the Owner's Representative. The onus shall be on the Contractor to obtain such prior written consent of the Owner's Representative. The contractor shall not proceed with additional scope of work without prior approval from Owner/ Owner's representative through Project Manager.

     32.2 If the rates for the additional, altered or substituted work are not specifically provided in the Schedule of Rates then such rates shall be derived from the rates that are specified for a similar class of work in the Contract. The Project Manager's interpretation as to what is a similar class of work and its decision on the method in which the rate is to be derived shall be final and binding on the Contractor.

     32.3 If the rates for the additional, altered or substituted work cannot be determined in the manner specified above, then the rates for such work shall be determined on the basis of actual consumption of materials, and actual use of labour and plant and machinery, as detailed below:

          a. Cost of materials supplied by the Contractor, at not more than prevailing market rates, actually incorporated in the Work.

          b. Cost of labour actually used at the Site on the Work at prevailing rates of labour.

          c. Cost allocation toward the Work for the use of any plant and machinery at the Site, on actual basis.

          d. 15% of the actual costs in respect of (a), (b), and (c) above, towards Contractor's establishment and all other costs and overhead and profit plus taxes as applicable in Hyderabad shall be reimbursed. Contractor's overheads and profit shall not be allowed on free issue items.

     32.4 The Contractor shall provide a schedule of plant rates. If the Contractor and the Project Manager cannot agree on a rate as determined in accordance with Clause 32.3, then the Project Manager may determine a reasonable rate which shall be final and binding on the Contractor or, at the Owner's option, may order and direct the work to be carried out by such other persons or agencies as it may think fit, and such other persons or agencies shall not, in any manner be prevented or obstructed in their work or from entering upon the Work by the Contractor for the purpose of carrying out such work. The Contractor shall not be entitled to any payment whatsoever in connection with such work carried out by such other persons or agencies.

     Before the Contractor undertakes any extra work, he shall ensure that he has received a specific Change Order, signed by the Owner, from the Project Manager. No additional payments shall be made to the Contractor without prior agreement and receipt of the necessary signed Change Order, Each Change Order shall clearly state the value of the additional work agreed to and signed for by the Owner.

     The Contractor shall at monthly intervals submit to the Project Manager an account giving particulars, as full and detailed as possible, of additional work ordered in writing by the Owner and which the Contractor has executed during the preceding month. If any Change Order instructed by the Owner causes a delay in the

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     completion of the Work causing the Contractor to overrun the time fixed for completion of the Work, the Owner shall agree, following joint review of the circumstances with the Project Manager as to the extent of the delay, to postpone the time for completion of the Work by the period of delay, provided the Contractor has notified the Owner in writing, of such expected delay before such change order is actually issued by the Owner.

33.  DEDUCTIONS FOR UNCORRECTED WORK:

     33.1 If the Project Manager deems it inexpedient to get corrected or rectified any work of the Contractor which is defective or damaged or of substandard quality or is generally not in accordance with the Contract Documents, then an equitable and appropriate deduction shall be made thereof from the Contract Price, and the Architect's and Project Manager decision in this respect shall be final and binding on the Contractor.

     33.2 Furthermore if, by reason of any accident, or failure, or other event occurring to, in or in connection with the Work, or any part thereof, either during the execution of the Work or during the Defects Liability Period, any remedial or other work or repair shall, in the opinion of the Project Manager, be urgently necessary for the safety of the Work, or any part thereof, and the Contractor is unable or unwilling to immediately and at once do such work or repair, the Owner may employ and pay other persons or agencies to carry out such work or repair as the Project Manager may consider necessary. If the work or repair so done by other persons or agencies is work which, in the opinion of the Project Manager, the Contractor was liable to do at its own expense under the Contract, then all expenses incurred by the Owner in connection with such work or repair shall be recovered from the Contractor and shall be deducted by the Owner from any money that may be payable or that may become payable to the Contractor or from the Contractor's performance bond.

34.  TIME FOR COMPLETION:

     34.1 TIME-ESSENCE OF CONTRACT:

          The time allowed for carrying out the Work as entered in the tender shall be strictly observed by the Contractor and shall be deemed to be of the essence of the Contract and shall be reckoned from the date of award of the Contract. The Work shall proceed with due diligence until Final Completion. The Contractor shall prepare a Construction Programme with time schedule keeping in view the completion period stipulated for specific portions of the Work and also the overall completion time and submit same for the approval of the Project Manager and the Owner's Representative. The Contractor shall comply with the time schedule as approved by the Project Manager and the Owner's Representative. In the event of the Contractor failing to comply with the overall and individual milestones contained in the time schedules, he shall be liable to pay liquidated damages as provided for in this Contract.

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     34.2 CAUSES OF DELAY FOR WHICH CLAIMS FOR EXTENSION OF TIME MAY BE
          CONSIDERED;

          The Contractor shall be entitled to claim for extension of time, subject to the Conditions herein, should he be delayed or impeded in the execution of the Work by reason of the following:

          a)   Force Majeure;

          b) Delay in the receipt of 'construction status' drawings from the Architect provided that, in the opinion of the Project Manager, the Contractor has made every effort and endeavour to minimize the effect of such delays.

          c) Any approved changes in the scope of work directed by Owner, Architect, Consultant which in the opinion of the Project Manager entail the requirement of additional time for completion of the Work.

     34.3 EXTENSION OF TIME

          In respect of items (a), (b) and (c) above, the Contractor shall submit in writing to the Project Manager its intention to claim for an extension of time within seven (7) working days of any of the above mentioned reasons or events causing a delay. Any claim of extension of time in respect of item (c) shall notified by the Contractor before such change order is actually issued. The Contractor shall thereafter detail and submit its claim for the extension of time within fourteen
          (14) working days of such delay having occurred. If the Contractor does not comply with both these conditions for each and every delay caused by any of the above mentioned reasons or events then he shall not be entitled to any extension of time.

     34.4 CLAIM OF EXTENSION OF TIME

          The Project Manager shall study and verify the particulars of the claim for extension of time submitted by the Contractor and shall then reject or amend or accept the claim. He will extend the time by notifying the Contractor in writing for completion of the Work by such period as he shall think adequate with the prior approval of the Owner's Representative and the time for completion of the Work so extended shall for all purposes of the Contract be deemed the time specified for completion of the Work. The decision of the Project Manager in this regard shall be final and binding on the Contractor. No extension of time shall be granted separately for any concurrent or parallel activities, and only a delay, caused by any of the above mentioned reasons or events, in a critical activity, which has a direct effect on the overall completion of the Work, shall form a basis for granting extension of time.

     34.5 DELETIONS OR CHANGES IN THE SCOPE OF THE WORK

          Should any deletions or changes in the scope of the Work reduce the time required to complete the Work under the Contract, then the time savings accruing from such deletions may be considered by the Project Manager in off-setting the durations awarded for an extension of time.

35   NO FINANCIAL OR OTHER COMPENSATION FOR DELAYS:

     The Contractor shall not be entitled to any compensation for any loss suffered by him on account of delays in commencing or in executing or in completing the Work,

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     whatever might be the cause of the delay if such delay is on account of the
     Contractor.

36.  COMPENSATION FOR DELAYS CAUSED BY OWNER:

     Additional costs associated with an extension of time to the contract period arising from delays caused by Vendors or by the Owner shall be the subject of a claim by the Contractor. The Project Manager in consultation with Architect shall assess all such claims in a fair and equitable manner.

37.  PROPRIETY OF EXECUTED WORK:

     All executed work, whether in part or in whole shall be the exclusive property of the Owner. The Project Manager, the Owner, the Contractor or any of its Sub-Contractors or their employees or workmen or servants or agents shall not be entitled to the use of any such work except for the purpose of carrying out subsequent work that is required to be carried out under the Contract or to complete the Project. The Owner shall have the right to occupy and take over the Work or any part thereof at any time during the progress of the Work or upon their completion, irrespective of any pending claims or disputes that the Contractor may have against the Owner.

38.  INDEMNITY:

     38.1 The Contractor shall indemnify, defend and hold and keep indemnified, the Owner from and against all actions, suits, claims costs, liabilities and demands brought or made against the Owner in respect of any matter or thing done or omitted to be done by the Contractor or any of its Sub-Contractor(s) or their employees, workmen, representatives, agents, servants or suppliers in the execution of or in connection with the Work or the Contractor's or Sub-Contractor's performance under this Contract and against any loss or damage to the Owner in consequence of any action or suit being brought against the Contractor or any of its Sub-Contractor(s) or their employees, workmen, representatives, agents, servants or suppliers for anything done or omitted to be done in execution of the Work and the Project Coordination Services under this Contract, including but not limited to meeting the Project milestones, non-compliance with the applicable laws and regulations of the government and local authorities, not obtaining the relevant licences and permits, infringing any patents rights and specifically regarding use, storage and disposal of hazardous materials. The obligations of the Contractor under this clause shall survive till the closure of Defects Liability period.

     38.2 The Contractor shall insure that the Sub-Contractors indemnify, defend and hold, and keep indemnified the Owner harmless from all actions, suits, claims, costs, fines, judgements and liabilities in respect of any matter or thing done or omitted to be done by the Sub-Contractors or their employees, workmen, representatives, agents, servants and suppliers in execution of or in connection with the Work or arising out of or in any way alleged to be in connection with Sub-Contractors' performance under this Contract, including but not limited to, not meeting the Project milestones, non-compliance with the applicable laws and regulations of the government and local authorities, not obtaining the relevant licences and permits, infringing any patents rights and specifically regarding the storage, use or disposal by the Sub-Contractors of hazardous materials in, on or under the Site or at any location whatsoever in connection with the Project in any way.

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          The Sub-Contractors' responsibility under this indemnification shall also include any and all hazardous materials introduced to the Site by their agents, representatives, employees, workmen, servants and suppliers. The obligations of Sub-Contractors under this clause survive till the closure of Defects Liability period.

39.  CORRECTION OF WORK BEFORE VIRTUAL COMPLETION OF WORKS:

     The Project Manager and the Owner's Representative shall jointly conduct an extensive inspection just prior to the Virtual Completion of the Work and shall prepare a list of materials, equipment, and workmanship which are defective or damaged or of substandard quality or improperly executed or generally unacceptable due to not being in conformity with the requirements stipulated in the Contract Documents. The Contractor shall promptly remove, replace, re-execute, rectify and make good, to conform to the requirements stipulated in the Contract Documents and to the satisfaction of the Project Manager and the Owner's Representative all such materials, equipment, and/or workmanship included or itemised in the said list and the Contractor shall bear and pay for all expenses in connection therewith and consequent thereon and incidental thereto, including the cost for all remedial work on the work of other contractors destroyed or damaged by such removal, replacement, re-execution, rectification and making good. If the Contractor fails to remove, replace, re-execute, rectify and make good the rejected materials, equipment, and/or workmanship within a reasonable time, fixed by written notice, the Owner may employ and pay other persons or agencies to carry out such removal, replacement, re-execution, rectification and making good and all expenses incurred in connection therewith, including all damages, losses and expenses consequent thereon and incidental thereto shall be recovered from the Contractor and shall be deducted by the Owner from any money that may be payable or that may become payable to the Contractor.

40.  VIRTUAL COMPLETION OF WORKS:

     40.1 The Works shall be considered as Virtually Complete only upon fulfilment of the procedure laid down in clause 39 above, and only after the Work has been completed in every respect in conformity with the Contract Documents and after all the systems and services have been tested and commissioned, and after the Site has been cleared and the Work cleaned in accordance with clause 27 and when the Project Manager has certified in writing that the Work is Virtually Complete. The Defects Liability Period shall commence from the date of such Certificate of Virtual Completion.

     40.2 Should, before Virtual Completion, the Owner decide to occupy any portion of the Work or use any part of any equipment, the same shall not constitute an acceptance of any part of the Work or of any equipment, unless otherwise so stated in writing by the Project Manager.

     40.3 Prior to the issue of the Virtual Completion Certificate, the Contractor shall submit and hand-over to the Owner's Representative the keys to all locks, all operation and maintenance manuals for systems and services, any spares called for in the Contract, and every thing else necessary for the proper use and maintenance of the Work complete with all systems and services.

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41.  LIQUIDATED DAMAGES / PROGRAMME CHART / MILESTONES:

     As per the Schedule of Fiscal Aspects.

42.  PENALTY / FINE:

     42.1 If the Project Manager notifies the Contractor of non-compliance with safety codes as in clause no. 12.5-12.12 the Contractor shall immediately if so directed or in any event not more than 12 hours after receipt of such notice, make all reasonable effort to correct such non-compliance.

     42.2 If the Contractor fails to do so, the Project Manager shall have authority to levy fine as determined based on the severity of the violation. The Project Manager will establish the list of violations and the fines associated with each which will be treated as part of the contract and hence subject to same level of implementation as other terms and conditions of the contract.

43.  GUARANTEES:

     43.1 The Contractor understands and agrees that the Owner is expressly relying and will continue to rely on the skill and judgement of the Contractor in executing the Work and remedying any defects in the Work. The Contract represents and warrants that (i) it shall perform the Work in a timely manner, in strict accordance with the Contract Documents, and consistent with generally accepted professional, construction and construction-supervision practices and standards provided by an experienced and competent professional contractor and construction supervisor rendered under the same or similar circumstances, and (ii) it is and will be responsible to the Owner for the acts and omissions of all Sub-Contractors and their respective employees, agents and invitees and all the persons performing any of the Work.

     43.2 Besides the guarantees required and specified elsewhere in the Contract Documents, the Contractor shall in general guarantee all work executed by the Contractor and the Sub-Contractors for a period of 12 months from the date of issue of the Virtual Completion Certificate. Those parts of the Work or equipment or installations, for which extended guarantee periods are stipulated elsewhere in the Contract Documents, shall be guaranteed for such periods that are so stipulated. The duration of the Defects Liability Period, unless specified otherwise, shall be the extent of length of such guarantee periods.

     43.3 The Contractor represents, warrants and guarantees to the Owner, inter alia that:

          - the construction of the Project shall be approved and capable of use, operation, performance and maintenance for accomplishing the purpose for which it has been built and acquired.

          - the Work shall comply with the Specifications, Drawings, and other Contract Documents.

          - the Work shall, for a period of 12 months from the date of issue of the Virtual Completion Certificate, be free from all defects and the Project shall be of structural soundness, durability, ease of maintenance, weather tightness etc.

          - the materials, workmanship, fabrication and construction shall be of the specified and agreed quality and all materials shall be new.

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          -    Work performed for the Owner shall be free from all liens, charges, claims of whatsoever nature from any party other than Owner.

     43.4 Where, during such guarantee periods as mentioned above, any material or equipment or workmanship or generally any item of work fails to comply or perform in conformity with the requirements stipulated in the Contract Documents or in accordance with the criteria and provisions of the guarantee, the Contractor shall be responsible for and shall bear and pay all costs and expenses for replacing and/or rectifying and making good such materials, equipment, workmanship, and items of work and, in addition, the Contractor shall be also responsible for and shall bear and pay all costs and expenses in connection with any damages and/or losses suffered as a consequence of such failure.

     43.5 All guarantees required under the Contract shall be in the format approved by the Owner and submitted to the Architect's Representative and the Owner by the Contractor when requesting certification of the final bill.

     43.6 Representations and Warranties of the Contractor

          The Contractor represents and warrants to the Owner that:

          a. it has full power and authority to execute, deliver and perform its obligations under the Contract Documents and to carry out the transactions contemplated hereby;

          b. it has the financial standing and capacity to undertake the Works;

          c. there are no actions, suits, proceedings or investigations pending or to the Contractor's knowledge threatened against it at law or in equity before any court or before any other judicial, quasi judicial or other authority, the outcome of which may constitute Contractor's Default within the meaning of Article 49 or which individually or in the aggregate may result in material adverse effect;

          d. it has complied with all Applicable Laws and has not been subject to any fines, penalties, injunctive relief or any other civil or criminal liabilities which in the aggregate have or may have a material adverse effect;

          e. no bribe or illegal gratification has been paid or will be paid in cash or kind by or on behalf of the Contractor to any person to procure the right to execute the Works pursuant to the Contract Documents;

          f. Without prejudice to any express provision contained in this Contract, the Contractor acknowledges that prior to the execution of this Contract, the Contractor has after a complete and careful examination made an independent evaluation of the Site and the information provided by the Owner, and has determined to its satisfaction the nature and extent of risks and hazards as are likely to arise or may be faced by the Contractor in the course of performance of its obligations hereunder, such examination/ review having included but not limited to the following:

          a) the form and nature or the Site, including the sub-surface conditions,

          b) the hydrological and climatic conditions,

          c) the extent and nature of the obligations undertaken for execution of the Works, and the remedying of any defects, and

          d) the means of access to the Site

     The Contractor also acknowledges and hereby accepts the risk of inadequacy, mistake or error in or relating to any of the matters set forth above and hereby confirms that the Owner shall not be liable for the same in any manner whatsoever to the Contractor.

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     The obligations of the Contractor under all provisions for warranties, guaranties and provisions relating to correction of Work contained in the Contract Documents shall be cumulative and no such provision shall be deemed to limit the Contractor's obligations under any other such provision.

44.  STATUTORY APPROVALS:

     The Contractor is responsible to arrange for the visit of statutory authorities and obtaining all necessary approvals pertaining to their part of the work. Also, the contractor shall be required to provide full coordination to other vendors in case the statutory approval of other Contractor/ vendor has an interface with the work executed by this Contractor. Contractor shall make sure to start this process well in advance so the approvals are obtained on time and prior to the scheduled start date of Client operations whether in part or whole of the facility/ building.

45.  PROJECT CLOSE-OUT DELIVERABLES:

     The contractor shall be responsible to provide all the project close-out deliverables as per the tender documents, prior to submitting its final bill. These deliverables include but are not limited to:

          a)   As-Built Drawings

          b)   O&M Manuals

          c)   Guarantees/ Warrantees

          d)   Special warranties

          e)   Extra material/ Attic stock

          f)   Keys

          g)   Training

          h)   Statutory approvals

          i)   Testing and commissioning reports

          j)   Contact list

          k)   Handing over/ taking over certificate duly accepted by Client

          Training shall be scheduled in consultation with Project Manager. Contractor shall be responsible to videotape all the training sessions and provide two copies of the recording to Owner representative/ Project Manager, as part of Project Closeout documentation.

46.  DEFECTS LIABILITY:

     46.1 MAINTENANCE BY CONTRACTOR DURING DEFECTS LIABILITY PERIOD:

          All defective items of work and defects noticed and brought to the attention of the Contractor during the Defects Liability Period shall be promptly and expeditiously attended to and replaced and/or rectified and made good by the Contractor at its own cost, to the complete satisfaction of the Project Manager and the Owner's Representative.

     46.2 REPLACEMENT AND/OR RECTIFICATION AND MAKING GOOD BY CONTRACTORS OF ALL DEFECTIVE MATERIALS, EQUIPMENT AND/OR WORKMANSHIP DURING DEFECTS LIABILITY PERIOD:

          The Contractor shall replace and/or rectify and make good, at its own cost, and to the satisfaction of the Project Manager and the Owner's

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          Representative, all defective items of work and defects arising, in the opinion of the Project Manager, from materials, equipment, and/or workmanship not performing or being in accordance with the Drawings or Specifications or the instructions of the Project Manager and or other Contract Documents or the best engineering and construction practices, and which may appear or come to notice within 12 months after Virtual Completion of the Work, that is within the Defects Liability Period of 12 months from the date of issue of the Virtual Completion Certificate. Any item, material or matter repaired or replaced shall receive a new Defects Liability Period of like duration beginning upon the date the repaired or replaced item, material or matter is returned for use to the Owner, provided that the aggregate guarantee period shall not exceed 12 months. The Contractor shall be also liable for all costs associated with damages and/or losses which are a consequence of such defective items of work and defects, and such costs shall be recouped by Project Manager from the Contractor and shall be recovered from the Retention Money held and/or from the Contractor's final bill (if the final bill has not been certified and paid for at the time).

          Such defective items of work and defects as mentioned above shall, upon instruction and direction in writing of the Project Manager and within such time as shall be specified therein, be replaced and/or rectified and made good by the Contractor at its own cost. In case of default or failure by the Contractor to replace and/or rectify and make good such defective items of work and defects, the Owner may employ and pay other persons or agencies to replace and/or rectify and make good such defective items of work and defects, and all costs, damages, losses and expenses therefore, consequent thereon and incidental thereto shall be to the account of the Contractor and such costs, damages, losses, and expenses shall be recouped by the Owner from the Contractor and shall be recovered from the Retention Money held and/or from the Contractor's final bill (if the final bill has not been certified and paid for at the time). Should the Retention Money held (and the amount in respect of the final bill if it has not been certified and paid for at the time) be insufficient to meet such costs, damages, losses and expenses, as determined by the Project Manager and Architect then the Contractor shall be legally bound to pay he balance amount due under the claim to the Owner within one month of receiving notification to that effect from the Architect & Project Manager. In the event of failure on the part of the Contractor to pay the balance amount due within one month as stated above, the Owner shall be entitled to invoke the performance bond and the Contractor shall raise no objection in this regard. In respect of those parts of the Work for which longer guarantee periods are stipulated elsewhere in the Contract Documents, the Defects Liability Period for such parts of the Works shall be until the end of the respective guarantee period that is stipulated for each such part.

47.  FINAL COMPLETION OF THE WORK:

     The Work shall be considered as finally complete at the end of the Defects Liability Period subject to the Contractor having replaced and/or rectified and made good all the defective items of work and defects in accordance with clause above, to the satisfaction of the Project Manager, Architect, Owner and provided that the Contractor has performed all its obligations and fulfilled all its liabilities under the Contract, and

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     when the Project Manager has certified in writing that the Works are finally complete. Such Final Completion in respect of those parts of the project for which extended guarantee periods are stipulated elsewhere in the Contract Documents, shall be achieved at the end of such stipulated guarantee periods.

48.  FORCE MAJEURE:

     48.1 The right of the Contractor to proceed with the Work shall not be terminated because of any delay, subject to the time limits set forth in this clause, in the execution of the Work due to unforeseeable causes beyond the control and without the fault or negligence of the Contractor, or the Sub-Contractors, defined under Force Majeure, as Acts of God or that of the public enemy, restraints of Governing States, fires and floods. The following events are explicitly excluded from Force Majeure and are solely the responsibilities of the non-performing party: a) any strike, work-to-rule action, go-slow or similar labour difficulty (b) late delivery of equipment or material (unless caused by Force Majeure event), (c) economic hardship and (d) changes in applicable laws.

     48.2 If the Contractor is wholly prevented from the performance of the Contract for a period in excess of thirty (30) consecutive days because of a Force Majeure, the Owner may terminate this Contract by fifteen (15) days written notice delivered to the Contractor, and if the period of the Force Majeure exceeds one hundred and twenty (120) consecutive days, the Contractor may terminate this Contract by fifteen (15) days written notice to the Owner. In the event this Contract is so terminated, the Contractor shall be paid for the costs of the Work actually executed up to the date of termination. Such costs shall not include loss of profits or for any other expenses of the Contractor or Sub-Contractors such as salaries or wages of the employees or workers, hire charges for plant and machinery, expenses towards maintenance of establishment, demobilization, break charges or any other expense. Failure to agree on an equitable settlement shall be deemed to be a dispute.

49.  TERMINATION OR SUSPENSION OF THE CONTRACT BY THE OWNER:

     49.1 If the Contractor shall be adjudged bankrupt or if he should make a general assignment for the benefit of its creditors, or if a receiver shall be appointed on account of its insolvency /bankruptcy, or if he should persistently or repeatedly refuse to carry out the Works diligently, or if he should fail to provide enough properly skilled workmen or proper materials or equipment or plant and machinery or tools or anything else necessary for the progress of the Work in accordance with the approved Construction Programme, or if he should fail to make prompt payments to Sub-Contractors or to suppliers for materials or equipment or to its workers, or if he should persistently disregard laws or ordinances or instructions of the Project Manager or the Owner's Representative, or if he should be guilty of a violation or breach of any provision of the Contract, or if he has abandoned the Contract, or if he has failed to commence the Work within the time specified or if he has suspended the Work, then the Owner on the basis that sufficient cause exists to justify such action, may without prejudice to any other right or remedy, and after giving the Contractor seven days notice in writing, terminate the employment of the Contractor and take charge of all materials, equipment, tools, and plant and machinery thereon and use these as the Owner's property for the completion of the Project. In such case the Contractor shall be entitled to receive payment for the Work completed by him only after the Project is completed. If the amount due to the Contractor for the Work carried out by him as per the Contract terms exceeds the expenses incurred by the Owner, including for additional management and

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     administrative services, for completing the Project and in respect of the damages and/or losses suffered by the Owner due to the Contractor's default, then such excess shall be paid to the Contractor within three months of the final completion of the Project. If such expenses for completing the Project and in respect of the damages and/or losses suffered by the Owner exceed the amount due to the Contractor, then the Contractor shall pay the difference to the Owner within one month of receiving the notification to that effect from the Project Manager or the Owner's Representative. The expenses incurred by the Owner for completing the Work and in respect of the damages and/or losses suffered by him due to the Contractor's default, shall be certified by the Project Manager and its decision on this matter shall be final and binding on the Contractor.

     49.2 The Owner may terminate the Work for convenience at any time for reasons other than for cause, without prejudice to any claims that the Owner may have against the Contractor, by giving the Contractor at least seven days' prior written notice thereof. In such event, the Owner shall pay the Contractor such portions of the Work as are due and properly invoiced under the provisions for final payment in Section 30 for Work performed prior to termination. In no event, shall the total payments made to the Contractor exceed the Contract Price, and, prior to full payment, the Contractor shall comply with the requirements for the release of claims and other documentation as appropriate as provided for under the provisions for final payment in Section 30. The Owner's sole liability to the Contractor for termination pursuant to this Section 48.2 shall be determined in accordance with this Section 48.2, and the Contractor shall not be entitled to any further payments, including without limitation, loss of anticipated profits.

     49.3 The Project Manager or the Owner's Representative may suspend at any time and for any reason any part of or the whole of the Work by giving at least 24-hours' written notice thereof to the Contractor, specifying the part of the Work to be suspended and the effective date of such suspension. The Contractor shall cease work on said part of the Work on the effective date of such suspension but shall continue to perform any unsuspended part of the Work. During a suspension, the Contractor shall only be reimbursed for the cost of the Work related to (a) the Contractor's employees whose work has been approved by the Project Manager, and (b) such other items authorized by the Owner pursuant to a Change Order. The Owner may, at any time, authorize resumption of the suspended part of the Work by notifying the Contractor of the part of the Work to be resumed and the effective date of suspension withdrawal. The Work should be properly resumed by the Contractor after receipt of such notice. The Owner's sole liability to the Contractor for suspension shall be determined in accordance with this
     Section 48.3 and any approved Change Order, and the Owner shall not be liable for any other damages, including without limitation, loss of anticipated profits.

50.  INTELLECTUAL PROPERTY RIGHTS:

     50.1 It is hereby acknowledged and agreed that the Owner has commissioned the Work in connection with the Project and accordingly ownership of all intellectual property rights, including but not limited to property rights in the design and in all Drawings, Specifications and documents prepared by the Architects, the Contractor and any Sub-Contractors or Vendors belongs and shall be assigned solely to the Owner who shall be entitled to deal with the designs, Drawings, Specifications and documents in whole or in part, in any manner in the Owner's sole discretion. The Contractor hereby disclaims any right whatsoever on these intellectual property

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

     rights in which cases the Owner shall be duly informed in that regard. This intellectual property right entitlement shall extend to any maintenance, repair and renewal, reinstatement and enlargement of the Project. The Contractor shall ensure that any provisions of this type necessary to protect the intellectual property rights of the Owner are included in all its contracts with Sub-Contractors.

     50.2 All communications, whether written or oral, including but not limited to this Contract, its Annexures, Drawings, data sheets, Specifications, bills of material, sketches, calculations, designs and all other materials shall be treated as confidential and shall be the exclusive property of the Owner unless otherwise agreed in writing and must be given to the Owner upon request, but in any event all such materials shall be delivered to the Owner upon termination/expiry of this Contract.

     50.3 The Contractor agrees that it and its employees, agents, Sub-Contractors and consultants shall not (without the prior written consent of the Owner) during the term of this Contract or thereafter, disclose, make commercial or other use of, give or sell to any person, firm or corporation, any information received directly or indirectly from the Owner or the Architect or acquired or developed in the course of the Work, Project or this Contract, including by way of example only, ideas, inventions, methods, designs, formulae, systems, improvements, prices, discounts, business affairs, trade secrets, products, product specifications, manufacturing processes, data and know-how and technical information of any kind whatsoever unless such information has been publicly disclosed by authorised officials of the Owner. The Contractor agrees that prior to assigning any employee or agent or hiring any Sub -Contractor or consultant to work on this Project, such employee, agent, Sub-Contractor or consultant shall be required to execute a document containing in substance and form, a confidentiality provision similar to this provision.

     50.4 The Contractor shall not, without the Owner's prior consent:

          - take any photographs or videos of the Project (or any part thereof) for use otherwise than in connection with carrying out and completion of the Project;

          - write for publication, or cause, information or comment or pictures about the Project;

          - supply to any third person such as actual and prospective clients, contractors, publishers, other interested parties and the like, the designs and any articles or information relating to the Project; and

          - give interviews to the press including television, radio print and the like regarding the Project or the Contractor's involvement in the Work.

     50.5 Notwithstanding the foregoing, this provision shall not limit the obligation of the Contractor to take photographs and/or videos on a regular basis for the purpose of providing the progress reports required by this Contract.

     50.6 The Contractor, Sub-Contractors and their respective employees, representatives, agents, servants, workmen and suppliers shall not, during or after the termination/expiry of this Contract, disclose any information pertaining to this Contract or the Project to any person without the prior written consent of the Owner except when called upon to do so by a valid and lawful direction or order of a statutory or Government authority or an order of a court of law or where any of the

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     parties require production of this document and related information for establishing their respective legal rights.

51.  SETTLEMENT OF DISPUTES / ARBITRATION:

     51.1 All disputes and differences of any kind whatsoever arising out of or in connection with this Contract whether during the progress of the work or after their completion shall be referred in writing by the Contractor to the Owner's Representative, and the Owner shall within 10 days from receipt make and notify its decisions thereon in writing to the Contractor.

     51.2 Decisions, directions, clarifications, measurements, drawings and certificates with respect to any matter the decision for which is specially provided for by these or other special conditions to be given and made by the Owner's Representative or by the Project Manager are matters which are referred to hereinafter as exempted matters and shall be final and binding upon the Contractor and shall not be set aside on account of non-observance of any formality, any omission, delay or error in proceeding in or about the same or on any other ground or for any reason and shall be without appeal. They shall be specifically excluded from the scope of arbitration proceedings hereinafter referred to.

     51.3 Subject to the aforesaid in the event of any dispute or difference between the parties hereto as to the construction or operation of this Contract, or the respective rights and liabilities of the parties on any matter in question, dispute or difference on any account or as to the with holding by the Owner of any certificate to which the Contractor may claim to be and entitled to or if the Owner fails to make a decision within the aforesaid time, then and in any such case, but except in any of the exempted matters referred to in the above clause, the Contractor after 90 days of its presenting final claim on the disputed matters, may demand in writing that the dispute or difference be referred to and settled by a sole arbitrator mutually acceptable to the Owner and the Contractor,. In the event the parties fail to appoint a mutually acceptable arbitrator, the parties shall approach the appropriate court for appointment of the sole arbitrator. The award of the Arbitrator, shall be final and binding on both the parties. The provision as per the Arbitration and Conciliation Act 1996 shall apply to such arbitration. The arbitration venue shall be at HYDERABAD. The procedure for the arbitration shall be determined by the arbitrator. Costs of such arbitration shall be equally shared between the Owner and the Contractor.

     51.4 The Contractor shall not, except with the consent in writing of the Owner, the Architect, in any way delay the carrying out of the Work by reason of such matter, question or dispute being referred to arbitration but shall proceed with the work with all due diligence and shall, until the decision of the arbitrator is given, abide by the decision of the Architect and no award of the arbitrator shall relieve the Contractor of its obligations to adhere strictly to the Owner, the Owner's Representative's or the Project Manager's instructions with regard to the actual carrying out of the Work except as specifically affected by such award.

52.  GOVERNING LAW:

     The governing law of the Contract shall be Indian law.

53.  STANDARDS OF CONDUCT:

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     53.1 The Contractor, in performing its obligations under this Contract, shall establish and maintain appropriate business standards, procedures and control, including those necessary to avoid any real or apparent impropriety or adverse impact on the interests of the Owner. The Owner will in no event reimburse the Contractor for any costs incurred for purposes inconsistent with such policies.

     53.2 Compliance with laws, rules and regulations:

     Contractor represents, warrants, certificates and covenants that in connection with performance under this contract that:

     - It shall, and the Work to be provided hereunder shall, comply with all applicable local, national, and central laws, rules and regulations, including but not limited to those governing building constructions, environmental, safety of persons and property, ESI, workmen compensation, PF and applicable industrial/labour laws, and land development laws, rules and regulations.

     - No services provided hereunder will be produced using forced, indentured or convict labour or using the labour of persons in violation of the minimum working age law in the country where the Work are rendered;

     - It shall comply with all laws regarding improper or illegal payments, gifts or gratuities; and Contractor agrees not to pay, promise to pay or authorize the payment of any money or anything of value, directly or indirectly, to any person or entity for the purpose of illegally or improperly inducing a decision or obtaining or retaining business or any advantage in connection with this Contract;

     - It has not paid or provided and shall not pay, any gratuity for the benefit of any agent, representative or employee of the Owner other than in accordance with the Owner's applicable policies; and

     - It has not, and shall not, engage in any sharing or exchange of prices, costs or other competitive information or take any other collusive conduct with any third party supplier or bidder in connection with the preparation or submission of any bid or proposal to the Owner or the negotiation of this Contract.

     - It will also comply with all rules and regulations of the Owner which may be in effect at the Facility site regarding employment, passes, badges, smoking, fire prevention, safety and conduct or property. On behalf of the Owner, Contractor shall request and monitor that any Contractor, Sub-Contractors, vendors and each of their employees observe such.

54.  WARRANTY AS TO DOCUMENTS SUBMITTED TO OWNER; AUDIT:

     The Contractor represents that all Documents, including invoice, vouchers, and financials to settlements, billings and other reports submitted or to be submitted by the Contractor to the Owner in support of an application payment are true, correct, complete and accurate in all respects. Upon request of the Owner, the Contractor agrees to cooperate fully with the Owner in the conduct of a joint audit of the billings by the Contractor for the Work.

55.  ACCOUNTS AND AUDIT:

     The Contractor agrees to maintain true and accurate financial statements and books of accounts, recording all income and expenditure in relation to the Project ("BOOKS OF ACCOUNTS"). The Books of Accounts shall, at all times, be maintained at the Site or at the office of the Contractor in HYDERABAD. The Contractor agrees that the Owner, Architect and the Project Manager shall have the right to conduct (or cause to be conducted) an independent audit of the Books of Accounts at any

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     time during the subsistence of the Contract. Additionally, the Contractor agrees that the Books of Accounts shall be maintained for 36 months subsequent to the expiry/termination of the Contract.

56.  MISCELLANEOUS

56.1 ASSIGNMENT AND CHARGES

     The Contractor shall not assign in favour of any person this Contract or the rights, benefits and obligations hereunder save and except with prior consent of the Owner. The Owner may assign its rights and obligations hereunder to its lender, if any, and the Contractor agrees to enter into an agreement with such lender pursuant to which, at such lender's request, the Contractor will complete the Work upon appropriate provision for payment of the balance of the Contract Sum. Any entity which shall succeed to the rights of the Owner shall be entitled to enforce its rights hereunder.

56.2 WAIVER

     Waiver by either Party of any default by the other Party in the observance and performance of any provision of or obligations under this Contract:

     (i) shall not operate or be construed as a waiver of any other or subsequent default hereof or of other provisions or obligations under this Contract;

     (ii) shall not be effective unless it is in writing and executed by a duly authorised representative of such Party; and

     (iii) shall not affect the validity or enforceability of this Contract in any manner.

     Neither the failure by either Party to insist on any occasion upon the performance of the terms, conditions and provisions of this Contract or any obligation hereunder nor time or other indulgence granted by a Party to the other Party shall be treated or deemed as waiver/breach of any terms, conditions or provisions of this Contract.

56.3 SURVIVAL

     Termination of this Contract (a) shall not relieve the Contractor of any obligations already incurred hereunder which expressly or by implication survives Termination hereof, and (b) except as otherwise provided in any provision of this Contract expressly limiting the liability of the Contractor, shall not relieve the Contractor of any obligations or liabilities for loss or damage to the other Party arising out of or caused by acts or omissions of such Party prior to the effectiveness of such Termination or arising out of such Termination.

56.4 NOTICES

     Unless otherwise stated, notices to be given under this Contract including but not limited to a notice of waiver of any term, breach of any term of this Contract and termination of this contract, shall be in writing and shall be given by hand delivery, recognised international courier, mail, telex or facsimile transmission and delivered or transmitted to the Parties at their respective addresses set forth below:

     If to the Owner

     ________________________________

     Fax No. ________________________

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     If to the Contractor

     ________________________________

     ________________________________

     ________________________________

     Fax No. ________________________

     Or such address, telex number, or facsimile number as may be duly notified by the respective Parties from time to time, and shall be deemed to have been made or delivered (i) in the case of any communication made by letter, when delivered by hand, by recognised international courier or by mail (registered, return receipt requested) at that address and (ii) in the case of any communication made by telex or facsimile, when transmitted properly addressed to such telex number or facsimile number.

56.5 SEVERABILITY

     If for any reason whatsoever any provision of this Contract is or becomes invalid, illegal or unenforceable or is declared by any court of competent jurisdiction or any other instrumentality to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not be affected in any manner, and the Parties shall negotiate in good faith with a view to agreeing upon one or more provisions which may be substituted for such invalid, unenforceable or illegal provisions, as nearly as is practicable. Provided failure to agree upon any such provisions shall not be subject to dispute resolution under this Contract or otherwise.

56.6 NO PARTNERSHIP

     Nothing contained in this Contract shall be construed or interpreted as constituting a partnership between the Parties. Neither Party shall have any authority to bind the other in any manner whatsoever.

56.7 LANGUAGE

     All notices required to be given under this Contract and all communications; documentation and proceedings which are in any way relevant to this Contract shall be in writing and in English language.

56.8 EXCLUSION OF IMPLIED WARRANTIES ETC.

     This Contract expressly excludes any warranty, condition or other undertaking implied at law or by custom or otherwise arising out of any other Contract between the Parties or any representation by any Party not contained in a binding legal agreement executed by the Parties.

56.9 COUNTERPARTS

     This Contract may be executed in two counterparts, each of which when executed and delivered shall constitute an original of this Contract but shall together constitute one and only the Contract.

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57. SCHEDULE OF FISCAL ASPECTS

COMMENCEMENT/ COMPLETION

MOBILIZATION PERIOD              From the date of issuance of LOI, a
                                 mobilization period of 14 days shall be allowed
                                 to the contractor to mobilize its resources at
                                 site.

COMMENCEMENT OF WORK             The work shall commence on date of issue of
                                 LOI. Tentative start date for the project is
                                 JUNE 6, 2007

COMPLETION OF WORK               Work must be completed and handed over to the
                                 satisfaction of Owner on or before AUGUST 31,
                                 2008

PAYMENT

MOBILIZATION ADVANCE             20% of the contract value in Two Installment,
                                 10% within 7 days and balance 10% within 60
                                 days from the date of receipt of corporate
                                 guarantee of equivalent value in the approved
                                 format valid till the completion of the
                                 project. The mobilization advance shall be
                                 recovered from 2nd RA bill onwards on prorata
                                 basis and the corporate guarantee shall be
                                 returned after recovery of full mobilization
                                 amount.

PERFORMANCE BOND                 The successful tenderer should furnish a
                                 Performance Bond in the form of a Bank
                                 Guarantee from a scheduled Bank approved by the
                                 Owner, for the value 5% of contract value
                                 within JULY 31, 07 (75) days of date of LOI
                                 (Letter of Intent). The bank guarantee shall be
                                 in the approved format and valid till 90 days
                                 after the expiry of Defects Liability period.

RETENTION MONEY                  Deduction towards retention money shall be made
                                 in every Running bill at 5% of the value of
                                 work certified, towards retention.

                                 In total, 5% of the contract value shall be retained till the end of defects liability period, provided the Works are free from defects and the contractor has rectified all defects identified by Architect/ Project
                                 Manager/ Owner. Retention may be released upon submission of a Bank Guarantee for equivalent amount valid till the end of Defects Liability
                                 Period. The BG must be in format approved by the Owner/ PM. The retention money shall not carry any interest.

MATERIAL ADVANCE                 75% of advance shall be payable for Cement and
                                 Reinforcement Steel only brought at site for
                                 use in the said project.

BILLS

INTERIM BILLS                    The bills in triplicate shall be submitted to
                                 the Project Managers along with all supporting
                                 documents. Only one bill per 30 days shall be
                                 admitted.

CERTIFICATION                    The Project Managers shall certify the interim
                                 bill within 7 working days and the final bill
                                 within 28 working days of the receipt of bill
                                 along with all supporting
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                                 documentation.

SUPPORTING DOCUMENTS             Bills will not be accepted/ received by the
                                 Project Managers if bills are not in the
                                 correct format as prescribed by the Project
                                 Managers or are not presented along with
                                 material invoices/ delivery challans,
                                 measurement sheets, rate analysis etc.

TAX DEDUCTION AT SOURCE          Tax including WCT shall be deducted as
                                 applicable at Source in accordance with the
                                 statutory requirements from all payments made
                                 to the Contractor, including that in respect of
                                 the Mobilization advance, if paid.

INCOME TAX                       Income tax at the rate prevailing at the time
                                 of payment will be deducted from each Running
                                 bill and Final bill, together with any other
                                 prescribed statutory deductions.

PERIOD OF RAISING FINAL BILL     Within 3 weeks of virtual completion of works
                                 and submission of handing over documents duly
                                 approved by the Architect/PM.

PAYMENT OF RA BILL               75% of the approved bill value on quick check
                                 basis within 7 days, balance Payments shall be
                                 made by the Owner within 20 days after
                                 certification of the bills by the Project
                                 Managers.

PENALTY

LIQUIDATED DAMAGES               0.25% of contract value per week shall be
                                 deducted for delay beyond the date of
                                 completion; Maximum 5% of the contract value
                                 shall be deducted as Liquidated Damages.

                                 All major intermediate milestones, as
                                 determined by Project Manager, will also be assessed and Liquidated damages shall be applied for the delay in completion of those milestones, on the percentage rates and delay periods as mentioned above and in that case, the date of completion shall be referred to as date of completion of that particular milestone. However, if the contractor manages to capture part of or complete lost time, a proportionate reduction in already applied liquidated damages shall be done.
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BONUS

BONUS If the works are completed prior to the due date of completion, the Owner may declare bonus for each week's early completion.

INSURANCE

INSURANCE                        a) Contractor's All Risk Policy.

                                 b) Policy to cover Contractor's liability under Workmen's Compensation Act 1923, Minimum Wages
                                 Act 1948, Contract Labour (Regulation and
                                 Abolition) Act 1970 and other relevant labour legislations

                                 c) Insurance cover against damage or loss due to any reason in respect of materials, equipment and/or work done. Limit of liability shall not be less than the value of such materials at any stage of the Contract, for the period of completion including the Defects
                                 Liability Period.

                                 The Contractor shall produce to the Project
                                 Manager all certificates of insurance within Seven (7) days from the date of Letter of Intent

DEFECTS LIABILITY

DEFECTS LIABILITY                Twelve (12) Months from the date of Virtual
                                 Completion. Where extended Guarantee periods
                                 are stipulated in the Contract Documents for
                                 particular parts of the Works, the Contractor
                                 shall furnish appropriate guarantees in
                                 approved formats for same before issuance of
                                 the Final Completion Certificate.
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